                                                                   EXHIBIT 10.21


                                     LEASE


                                    BETWEEN


                METROPOLITAN LIFE INSURANCE COMPANY (LANDLORD)

                                      AND


                           PHONE.COM, INC. (TENANT)



                                SEAPORT CENTRE

                           Redwood City, California

                               TABLE OF CONTENTS

                                                                            PAGE

ARTICLE ONE - BASIC LEASE PROVISIONS.................................................................  1
                1.01   BASIC LEASE PROVISIONS........................................................  1
                1.02   ENUMERATION OF EXHIBITS & RIDER(S)............................................  3
                1.03   DEFINITIONS...................................................................  3

ARTICLE TWO - PREMISES, TERM, FAILURE TO GIVE POSSESSION, COMMON AREAS AND PARKING...................  6

                2.01   LEASE OF PREMISES.............................................................  6
                2.02   TERM..........................................................................  7
                2.03   FAILURE TO GIVE POSSESSION....................................................  7
                2.04   AREA OF PREMISES..............................................................  7
                2.05   CONDITION OF PREMISES.........................................................  7
                2.06   COMMON AREAS & PARKING........................................................  7

ARTICLE THREE - RENT.................................................................................  7

ARTICLE FOUR - OPERATING EXPENSES RENT ADJUSTMENTS AND PAYMENTS......................................  8
                4.01   TENANTS SHARE OF OPERATING EXPENSES...........................................  8
                4.02   RENT ADJUSTMENTS..............................................................  8
                4.03   STATEMENT OF LANDLORD.........................................................  9
                4.04   BOOKS AND RECORDS.............................................................  9
                4.05   TENANT OR LEASE SPECIFIC TAXES................................................  9

ARTICLE FIVE - SECURITY DEPOSIT......................................................................  9

ARTICLE SIX -UTILITIES & SERVICES.................................................................... 10
                6.01   LANDLORD'S GENERAL SERVICES................................................... 10
                6.02   TENANT TO OBTAIN & PAY DIRECTLY............................................... 10
                6.03   TELEPHONE SERVICES............................................................ 10
                6.04   FAILURE OR INTERRUPTION OF UTILITY OR SERVICE................................. 11
                6.05   CHOICE OF SERVICE PROVIDER.................................................... 11
                6.06   SIGNAGE....................................................................... 11

ARTICLE SEVEN - POSSESSION, USE AND CONDITION OF PREMISES............................................ 12
                7.01   POSSESSION AND USE OF PREMISES................................................ 12
                7.02   HAZARDOUSMATERIAL............................................................. 12
                7.03   LANDLORD ACCESS TO PREMISES; APPROVALS........................................ 14
                7.04   QUIET ENJOYMENT............................................................... 14

ARTICLE EIGHT - MAINTENANCE.......................................................................... 15
                8.01   LANDLORD'S MAINTENANCE........................................................ 15
                8.02   TENANT'S MAINTENANCE.......................................................... 15

ARTICLE NINE -ALTERATIONS AND IMPROVEMENTS........................................................... 15
                9.01   TENANT ALTERATIONS............................................................ 15
                9.02   LIENS......................................................................... 16

ARTICLE TEN - ASSIGNMENT AND SUBLETTING.............................................................. 16
               10.01   ASSIGNMENT AND SUBLETTING..................................................... 16
               10.02   RECAPTURE..................................................................... 18
               10.03   EXCESS RENT................................................................... 18
               10.04   TENANT LIABILITY.............................................................. 18
               10.05   ASSUMPTION AND ATTORNMENT..................................................... 18

ARTICLE ELEVEN - DEFAULT AND REMEDIES................................................................ 18
               11.01   EVENTS OF DEFAULT............................................................. 18
               11.02   LANDLORD'S REMEDIES........................................................... 19
               11.03   ATTORNEY'S FEES............................................................... 20
               11.04   BANKRUPTCY.................................................................... 21
               11.05   LANDLORD'S DEFAULT............................................................ 21

ARTICLE TWELVE - SURRENDER OF PREMISES............................................................... 21
               12.01   IN GENERAL.................................................................... 21
               12.02   LANDLORD'S RIGHTS............................................................. 22

ARTICLE THIRTEEN - HOLDING OVER...................................................................... 22

ARTICLE FOURTEEN - DAMAGE BY FIRE OR OTHER CASUALTY.................................................. 22
               14.01   SUBSTANTIAL UNTENANTABILITY................................................... 22
               14.02   INSUBSTANTIAL UNTENANTABILITY................................................. 23
               14.03   RENT ABATEMENT................................................................ 23
               14.04   WAIVER OF STATUTORY REMEDIES.................................................. 23

ARTICLE FIFTEEN - EMINENT DOMAIN..................................................................... 23
               15.01   TAKING OF WHOLE OR SUBSTANTIAL PART........................................... 23
               15.02   TAKING OF PART................................................................ 24
               15.03   COMPENSATION.................................................................. 24

ARTICLE SIXTEEN - INSURANCE.......................................................................... 24
               16.01   TENANT'S INSURANCE............................................................ 24
               16.02   FORM OF POLICIES.............................................................. 24
               16.03   LANDLORD'S INSURANCE.......................................................... 25
               16.04   WAIVER OF SUBROGATION......................................................... 25
               16.05   NOTICE OF CASUALTY............................................................ 26

ARTICLE SEVENTEEN - WAIVER OF CLAIMS AND INDEMNITY................................................... 26
               17.01   WAIVER OF CLAIMS.............................................................. 26
               17.02   INDEMNITY BY TENANT........................................................... 26

ARTICLE EIGHTEEN - RULES AND REGULATIONS............................................................. 27
               18.01   RULES......................................................................... 27
               18.02   ENFORCEMENT................................................................... 27

ARTICLE NINETEEN - LANDLORD'S RESERVED RIGHTS........................................................ 27

ARTICLE TWENTY - ESTOPPEL CERTIFICATE................................................................ 27
               20.01   IN GENERAL.................................................................... 27
               20.02   ENFORCEMENT................................................................... 28

ARTICLE TWENTY-ONE - RELOCATION OF TENANT............................................................ 28

ARTICLE TWENTY-TWO - REAL ESTATE BROKERS............................................................. 28

ARTICLE TWENTY-THREE - MORTGAGEE PROTECTION.......................................................... 28
               23.01   SUBORDINATION AND ATTORNMENT.................................................. 28
               23.02   MORTGAGEE PROTECTION.......................................................... 29

ARTICLE TWENTY-FOUR - NOTICES........................................................................ 29

ARTICLE TWENTY-FIVE - EXERCISE FACILITY.............................................................. 30

ARTICLE TWENTY-SIX - MISCELLANEOUS................................................................... 30
               26.01   LATE CHARGES.................................................................. 30
               26.02   NO JURY TRIAL; VENUE; JURISDICTION............................................ 30
               26.03   DEFAULT UNDER OTHER LEASE..................................................... 30
               26.04   OPTION........................................................................ 31
               26.05   TENANT AUTHORITY.............................................................. 31
               26.06   ENTIRE AGREEMENT.............................................................. 31
               26.07   MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE................................ 31
               26.08   EXCULPATION................................................................... 31
               26.09   ACCORD AND SATISFACTION....................................................... 31
               26.10   LANDLORD'S OBLIGAT1ONS ON SALE OF BUILDING.................................... 31
               26.11   BINDING EFFECT................................................................ 31
               26.12   CAPTIONS...................................................................... 31
               26.13   T1ME; APPLICABLE LAW; CONSTRUCTION............................................ 31
               26.14   ABANDONMENT................................................................... 32
               26.15   LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES................................... 32
               26.16   SECURITY SYSTEM............................................................... 32
               26.17   NO LIGHT, AIR OR VIEW EASEMENTS............................................... 32
               26.18   RECORDATION................................................................... 32
               26.19   SURVIVAL...................................................................... 32
               26.20   RIDERS........................................................................ 33

                                     LEASE

                                  ARTICLE ONE
                            BASIC LEASE PROVISIONS

1.01  BASIC LEASE PROVISIONS

In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)  BUILDING AND ADDRESS:

     The Premises is comprised of two parts, respectively the Penobscot Space and the Saginaw Space, described below, located in parts of the 2 Buildings described below, subject to provisions of Rider 2:

     As to the Penobscot Space:
     -------------------------

     Building Number 12, located in Phase II ("Tenant's Phase" shall refer to each respective Phase of the Project in which the Premises are located) of Seaport Centre

     As to the Saginaw Space:
     -----------------------

     Building Number 1, located in Phase I ("Tenant's Phase" shall refer to each respective Phase of the Project in which the Premises are located) of Seaport Centre

(2)  LANDLORD AND ADDRESS:

     Metropolitan Life Insurance Company,
     a New York corporation

     Notices to Landlord shall be addressed:

         Metropolitan Life Insurance Company
         c/o Seaport Centre Manager
         701 Chesapeake Drive
         Redwood City, CA 94063

         with copies to the following:

                Until February 29, 2000:
                -----------------------
                Metropolitan Life Insurance Company
                101 Lincoln Centre Drive, Suite 600
                Foster City, CA 94404
                Attention:  EIM Manager

                          and

                After February 29, 2000:
                -----------------------
                Metropolitan Life Insurance Company
                400 South El Camino Real, Eighth Floor
                San Mateo, CA 94402
                Attention:  EIM Manager

(3)  TENANT AND CURRENT ADDRESS

     (a) Name:                    Phone.com, Inc. (sometimes referred to herein
                                   as "Phone.com")

     (b) State of incorporation:  Delaware

     Notices to Tenant shall be addressed:

         Phone.com, Inc
         800 Chesapeake Drive
         Redwood City, CA 94063
         Attention:  Real Estate and Facilities

(4)  DATE OF LEASE: as of January 21, 2000

(5) LEASE TERM: As defined and described in Section 1.03 below and Section 3 of Rider 2.

(6) COMMENCEMENT DATE: The Commencement Date shall be determined separately for each of the Penobscot Space and the Saginaw Space, as specified in Section 3 of Rider 2.

(7) PROJECTED EXPIRATION DATE: The date which is 5 years after the later of the Commencement Date for the Penobscot Space or the Commencement Date for the Saginaw Space.

(8) MONTHLY BASE RENT: For the Premises is the combined Monthly Base Rent for each of the Saginaw Space and the Penobscot Space, as and when due as set forth in this Lease. In light of the different provisions with respect to delivery and the Commencement Date of the Penobscot Space set forth in Rider 2, the amount of Monthly Base Rent for each space is set forth separately below.

Saginaw Space (initial monthly installment for the Saginaw Space due upon Tenant's execution):

Period from Commencement Date       MONTHLY      Monthly Rate Per Square
--------------------------------    -------     -----------------------
of Space to Expiration Date (ED)                 Foot of Rentable Area
--------------------------------                -----------------------
     Months   0l - 12              $74,802.50           $2.500
     Months   13 - 24              $77,794.60           $2.600
     Months   25 - 36              $80,906.38           $2.704
     Months   37 - 48              $84,142.64           $2.812
     Months   49 - ED              $87,508.34           $2.925

Penobscot Space (initial monthly installment for the Penobscot Space due upon Tenant's execution, subject to Section 3 of Rider 2):

Period from Commencement Date       MONTHLY     Monthly Rate Per Square
-----------------------------       -------     -----------------------
of Space to Expiration Date (ED)                 Foot of Rentable Area
--------------------------------                -----------------------
     Months   0l - 12              $46,280.00           $2.500
     Months   13 - 24              $48,131.20           $2.600
     Months   25 - 36              $50,056.45           $2.704
     Months   37 - 48              $52,058.71           $2.812
     Months   49 - ED              $54,141.05           $2.925

(9) RENT ADJUSTMENT DEPOSIT (initial monthly rate, until further notice): At the beginning of the Term, unless and until the Commencement Date has occurred for the Penobscot Space in addition to the Saginaw Space, the Rent Adjustment Deposit payable by Tenant shall be only for that space for which the Commencement Date has occurred, and for such purposes, it is agreed that the Rent Adjustment Deposit (at the initial monthly rate) shall be allocated between the spaces at the rate of $0.44 per square foot of Rentable Area of such space per month.

(10) RENTABLE AREA OF THE PREMISES:

     For the Penobscot Space:  18,512 square feet
     For the Saginaw Space:    29,921 square feet
     Premises (both spaces)    48,433 square feet

(11) RENTABLE AREA OF THE BUILDING:

     For the Penobscot Space -- Building 12:  82,320 square feet
     For the Saginaw Space -- Building I:     61 338 square feet

(12) RENTABLE AREA OF THE PHASE:

     For the Penobscot Space -- Phase II:  235,620 square feet
     For the Saginaw Space -- Phase I:     301,824 square feet

(13) RENTABLE AREA OF THE PROJECT: 537,444 square feet

(14) SECURITY DEPOSIT: Eight Hundred and Forty-nine Thousand Eight Hundred and Ninety-six Dollars and Thirty-six Cents ($849,896.36) due upon Tenant's execution, subject to Sections 3 and 7 of Rider 2.

(15) SUITE NUMBER &/OR ADDRESS OF PREMISES:

     For the Penobscot Space:  595 Penobscot Drive, Redwood City, CA 94063
     For the Saginaw Space:    101 Saginaw Drive, Redwood City, CA 94063

(16)  TENANTS SHARE:

           For the Penobscot Space:
           -----------------------
           Tenants Building Share:  22.49%
           Tenants Phase Share:     07.86%
           Tenants Project Share:   03.44%

           For the Saginaw Space:
           ---------------------
           Tenant's Building Share.  48.78%
           Tenant's Phase Share:     09.91%
           Tenant's Project Share:   05.57%

(17) TENANT'S USE OF PREMISES: General office use and software research and development.

(18) PARKING SPACES: 160. Such number is for the Premises (including both the Penobscot Space and the Saginaw Space); however, unless and until the Delivery Date has occurred for the Penobscot Space in addition to the Saginaw Space, the number of parking spaces shall be only the number allocable to the space for which the Delivery Date has occurred, and for such purposes, it is agreed that the parking spaces shall be allocated between the spaces as follows:

     99 for the Saginaw Space

     61 for the Penobscot Space

(19) BROKERS:

     Landlord's Broker  Cornish and Carey Commercial

     Tenant's Broker:    Wayne Mascia Associates

1.02  ENUMERATION OF EXHIBITS & RIDER(S)

The Exhibits and Rider(s) set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A Plan of Premises
---------
EXHIBIT B Workletter Agreement (intentionally omitted)
---------
EXHIBIT C Site Plan of Project
---------
EXHIBIT D Form of Subordination, Nondisturbance and Attornment
---------
EXHIBIT E Antenna; Roof Space & Cable Path
---------

RIDER 1   Commencement Date Agreement

RIDER 2   Additional Provisions

1 .03  DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

ADJUSTMENT YEAR: The applicable calendar year or any portion thereof after the Commencement Date of this Lease for which a Rent Adjustment computation is being made.

AFFILIATE:  As defined in Section 10.01(f).

BUILDING:  Each building in which the Premises is located, as specified in
Section 1.01(1).

BUILDING OPERATING EXPENSES: Those Operating Expenses described in Section 4.01.

COMMENCEMENT DATE: The Commencement Date shall be determined separately for each of the Penobscot Space and the Saginaw Space, as described in Section 1.01(6) above and Section 3 of Rider 2.

COMMON AREAS: All areas of the Project made available by Landlord from time to time for the general common use or benefit of the tenants of the Building or Project, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

DECORATION: Tenant Alterations which do not require a building permit and which do not affect the facade or roof of the Building, or involve any of the structural elements of the Building, or involve any of the Building's systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems.

DEFAULT RATE: Two (2) percentage points above the rate then most recently announced by Bank of America N.T.& S.A. at its San Francisco main office as its corporate base lending rate, from time to time announced, but in no event higher than the maximum rate permitted by Law.

DELIVERY DATE: The date for Landlord's delivery to Tenant of possession of the Premises, if different from the Commencement Date, as provided in Rider 2.

ENVIRONMENTAL LAWS: All Laws governing the use, storage, disposal or generation of any Hazardous Material or pertaining to environmental conditions on, under or about the Premises or any part of the Project, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended

(42 U.S.C. Section 9601 et seq.), and the Resource Conservation and Recovery Act
                        -- ---
of 1976, as amended (42 U.S.C. Section 6901 et seq.).
                                            -- ---

EXPIRATION DATE: The date specified in Section 1.01(7) unless changed by operation of Article Two or Rider 2.

FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic or medical waste or biohazardous waste under any Environmental Law; and explosives, firearms and ammunition, flammable material, radioactive material, asbestos, polychlorinated biphenyls and petroleum and its byproducts.

INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective directors, officers, agents and employees.

LAND: The parcel(s) of real estate on which the Building and Project are located.

LANDLORD WORK: The construction or installation of improvements to be furnished by Landlord, if any, specifically described in Rider 2 attached hereto.

LAWS OR LAW: All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

LEASE YEAR: The twelve month period beginning on the first day of the first month following the Commencement Date (unless the Commencement Date is the first day of a calendar month in which case beginning on the Commencement Date), and each subsequent twelve month, or shorter, period until the Expiration Date.

MONTHLY BASE RENT: The monthly rent specified in Section 1.01(8).

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord and the janitorial and other unions servicing the Building in accordance with their contracts.

OPERATING EXPENSES: All Taxes, costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Property (including the amortized portion of any capital expenditure or improvement, together with interest thereon, expenses of changing utility service providers, and any dues, assessments and other expenses pursuant to any covenants, conditions and restrictions, or any reciprocal easements, or any owner's association now or hereafter affecting the Project). Operating Expenses shall be allocated among the categories of Project Operating Expenses, Building Operating Expenses or Phase Operating Expenses as provided in Article Four. If any Operating Expense, though paid in one year, relates to more than one calendar year, at the option of Landlord such expense may be proportionately allocated among such related calendar years. Operating Expenses shall include the following, by way of illustration only and not limitation: (1) all Taxes;
(2) all insurance premiums and other costs (including deductibles), including the cost of rental insurance; (3) all license, permit and inspection fees; (4) all costs of utilities, fuels and related services, including water, sewer, light, telephone, power and steam connection, service and related charges; (5) all costs to repair, maintain and operate heating, ventilating and air conditioning systems, including preventive maintenance; (6) all janitorial, landscaping and security services; (7) all wages, salaries, payroll taxes, fringe benefits and other labor costs, including the cost of workers' compensation and disability insurance; (8) all costs of operation, maintenance and repair of all parking facilities and other common areas; (9) all supplies, materials, equipment and tools; (10) dues, assessments and other expenses pursuant to any covenants, conditions and restrictions, or any reciprocal easements, or any owner's association now or hereafter affecting the Project;
(11) modifications to the Building or the Project occasioned by Laws now or hereafter in effect; (12) the total charges of any independent contractors employed in the care, operation, maintenance, repair, leasing and cleaning of the Project, including landscaping, roof maintenance, and repair, maintenance and monitoring of life-safety systems, plumbing systems, electrical wiring and Project signage; (13) the cost of accounting services necessary to compute the rents and charges payable by tenants at the Project; (14) exterior window and exterior wall cleaning and painting; (15) managerial and administrative expenses; (16) all costs in connection with the exercise facility at the Project; (17) all costs and expenses related to Landlord's retention of consultants in connection with the routine review, inspection, testing, monitoring, analysis and control of Hazardous Material, and retention of consultants in connection with the clean-up of Hazardous Material (to the extent not recoverable from a particular tenant of the Project), and all costs and expenses related to the implementation of recommendations made by such consultants concerning the use, generation, storage, manufacture, production, storage, release, discharge, disposal or clean-up of Hazardous Material on, under or about the Premises or the Project (to the extent not recoverable from a particular tenant of the Project); (18) all capital improvements made for the purpose of reducing or controlling other Operating Expenses, and all other capital expenditures, but only as amortized over such reasonable period as Landlord shall determine, together with interest thereon (not to exceed market rates); (19) all property management costs and fees, including all costs in connection with the Project property management office; and (20) all fees or other charges incurred in conjunction with voluntary or involuntary membership in any energy conservation, air quality, environmental, traffic management or similar organizations. Operating Expenses shall not include: (a) costs of alterations of space to be occupied by new or existing tenants of the Project;
(b) depreciation charges; (c) interest and principal payments on loans (except for loans for capital expenditures or improvements which Landlord is allowed to include in Operating Expenses as provided above); (d) ground rental payments;
(e) real estate brokerage and leasing commissions; (f) advertising and marketing expenses; (g) costs of Landlord reimbursed by insurance proceeds; (h) expenses incurred in negotiating leases of other tenants in the Project or enforcing lease obligations of other tenants in the Project; (i) Landlord's or Landlord's property manager's corporate general overhead or corporate general administrative expenses; (j) costs of large scale cleanup, removal and/or remediation of Hazardous Materials to the extent of the presence, if any, of such Hazardous Materials in, on or under the Real Property as of the Delivery Date; (k) costs for sculpture, paintings or other art objects; (l) penalties, fines, late payment charges or interest incurred as a result of Landlord's failure to make any payment before it becomes delinquent and subject to such penalties, fines, charges or interest; (m) costs of capital improvements, if any, Landlord was required by Law to make, but failed to make, prior to the date of execution of this Lease, and (n) capital improvements to expand the Project.

PHASE: Phase means any individual Phase of the Project, as more particularly described in the definition of Project.

PHASE OPERATING EXPENSES: Those Operating Expenses described in Section 4.01.

PREMISES: The Premises is comprised of two parts, respectively the Penobscot Space and the Saginaw Space, located in the two (2) Buildings, at the addresses and as otherwise described in Section 1.01 above and depicted on Exhibit A
                                                                 ---------
attached hereto.

PROJECT or PROPERTY: As of the date hereof, the Project is known as Seaport Centre and consists of those buildings (including the Building) whose general location is shown on the Site Plan of the Project attached as Exhibit C, located
                                                              ---------
in Redwood City, California, associated vehicular and parking areas, landscaping and improvements, together with the Land, any associated interests in real property, and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing. The Project may also be referred to as the Property. As of the date hereof, the Project is divided into Phase I and Phase II, which are generally designated on Exhibit C, each of which may individually be referred to as a Phase. Landlord
---------
reserves the right from time to time to add or remove buildings, areas and improvements to or from a Phase or the Project, or to add or remove a Phase to or from the Project. In the event of any such addition or removal which affects Rentable Area of the Project or a Phase, Landlord shall make a corresponding recalculation and adjustment of any affected Rentable Area and Tenant's Share.

PROJECT OPERATING EXPENSES: Those Operating Expenses described in Section 4.01.

REAL PROPERTY: The Property excluding any personal property.

RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses. The Rent Adjustments shall be determined and paid as provided In Article Four.

RENT ADJUSTMENT DEPOSIT: An amount equal to Landlord's estimate of the Rent Adjustment attributable to each month of the applicable Adjustment Year. On or before the Commencement Date and the beginning of each subsequent Adjustment Year or with Landlord's Statement (defined in Article Four), Landlord may estimate and notify Tenant in writing of its estimate of Operating Expenses, including Project Operating Expenses, Building Operating Expenses and Phase Operating Expenses, and Tenants Share of each, for the applicable Adjustment Year. The Rent Adjustment Deposit applicable for the calendar year in which the Commencement Date occurs shall be the amount, if any, specified in Section 1.01(9). Nothing contained herein shall be construed to limit the right of Landlord from time to lime during any calendar year to revise its estimates of Operating Expenses and to notify Tenant in writing thereof and of revision by prospective adjustments in Tenants Rent Adjustment Deposit payable over the remainder of such year. The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change.

RENTABLE AREA OF THE BUILDING: The amount of square footage set forth in Section 1.01(11)

RENTABLE AREA OF THE PHASE: The amount of square footage set forth in Section 1.01(12)

RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.01(10).

RENTABLE AREA OF THE PROJECT: The amount of square footage set forth in Section 1.01(13), which represents the sum of the rentable area of all space intended for occupancy in the Project.

SECURITY DEPOSIT: The funds specified in Section 1.01(14), if any, deposited by Tenant with Landlord as security for Tenant's performance of its obligations under this Lease.

SUBSTANTIALLY COMPLETE: The completion of the Landlord Work or Tenant Work, as the case may be, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done.

TAXES: All federal, state and local governmental taxes, assessments (including assessment bonds) and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components (including any personal property used in connection therewith), which may also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any transfer taxes, federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

TENANT ADDITIONS: Collectively, Tenant Work and Tenant Alterations.

TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Real Property systems serving the Premises done or caused to be done by Tenant after the date hereof, whether prior to or after the Commencement Date (including Tenant Work, but excluding Landlord Work).

TENANT WORK: All work installed or furnished to the Premises by Tenant in connection with Tenant's initial occupancy pursuant to Rider 2.

TENANT'S BUILDING SHARE: The share as specified in Section 1.01(16) and Section 4.01.

TENANT'S PHASE: The Phase in which the Premises is located, as indicated in
Section 1.01(1).

TENANT'S PHASE SHARE: The share as specified in Section 1 .01(16) and Section 4.01.

TENANT'S PROJECT SHARE: The share as specified in Section 1.01(16) and Section 4.01.

TENANT'S SHARE: Shall mean collectively, Tenant's respective shares of the respective categories of Operating Expenses, as provided in Section 1.01(16) and
Section 4.01.

TERM: The term of this Lease commencing on the Commencement Date (determined separately as to each of the Penobscot Space and the Saginaw Space parts of the Premises) and expiring on the Expiration Date.

TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant's right to possession of the Premises terminates.

WORKLETTER: (intentionally omitted)

                                  ARTICLE TWO
     PREMISES, TERM, FAILURE TO GIVE POSSESSION, COMMON AREAS AND PARKING

2.01 LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease.

2.02  TERM

The Commencement Date shall be the respective dates determined as described in
Section 1.01(6) and Section 3 of Rider 2.

2.03 FAILURE TO GIVE POSSESSION

(intentionally omitted; see Rider 2)

2.04 AREA OF PREMISES

Landlord and Tenant agree that for all purposes of this Lease the Rentable Area of the Premises, the Rentable Area of the Building, the Rentable Area of the Phase and the Rentable Area of the Project as set forth in Article One are controlling, and are not subject to revision after the date of this Lease, except as otherwise provided herein.

2.05 CONDITION OF PREMISES

(intentionally omitted; see Rider 2)

2.06 COMMON AREAS & PARKING

     (a)  Right to Use Common Areas. Tenant shall have the non-exclusive right,
          -------------------------
in common with others, to the use of any common entrances, ramps, drives and similar access and service ways and other Common Areas in the Project. The rights of Tenant hereunder in and to the Common Areas shall at all times be subject to the rights of Landlord and other tenants and owners in the Project who use the same in common with Tenant, and it shall be the duty of Tenant to keep all the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenants operations. Tenant shall not use the Common Areas or common facilities of the Building or the Project, including the Building's electrical room, parking lot or trash enclosures, for storage purposes. Nothing herein shall affect the right of Landlord at any time to remove any persons not authorized to use the Common Areas or common facilities from such areas or facilities or to prevent their use by unauthorized persons.

     (b)  Changes in Common Areas. Landlord reserves the right, at any time and
          -----------------------
from time to time to (i) make alterations in or additions to the Common Areas or common facilities of the Project, including constructing new buildings or changing the location, size, shape or number of the driveways, entrances, parking spaces, parking areas, loading and unloading areas, landscape areas and walkways, (ii) designate property to be included in or eliminate property from the Common Areas or common facilities of the Project, (iii) close temporarily any of the Common Areas or common facilities of the Project for maintenance purposes, and (4) use the Common Areas and common facilities of the Project while engaged in making alterations in or additions and repairs to the Project; provided, however, that reasonable access to the Premises and parking at or near the Project remains available.

     (c)  Parking. During the Term, Tenant shall have the right to use the
          -------
number of Parking Spaces specified in Section 1.01(18) for parking on an unassigned basis in the parking lots adjacent to the Premises, provided however, two of such allotted spaces in front of each of the Penobscot Space and the Saginaw Space shall be marked "Phone.com Visitors". Such parking right shall be at no additional fee during the initial 5 year Term. Tenant acknowledges and agrees that the parking spaces in the Project's parking facility may include a mixture of spaces for compact vehicles as well as full-size passenger automobiles, and that Tenant shall not use parking spaces for vehicles larger than the striped size of the parking spaces. Tenant shall not park any vehicles at the Project overnight except on an occasional basis and in no event any longer than forty-eight (48) hours. Tenant shall comply with any and all parking rules and regulations if and as from time to time established by Landlord. Tenant shall not allow any vehicles using Tenants parking privileges to be parked, loaded or unloaded except in accordance with this Section, including in the areas and in the manner designated by Landlord for such activities. If any vehicle is using the parking or loading areas contrary to any provision of this Section, Landlord shall have the right, in addition to all other rights and remedies of Landlord under this Lease, to remove or tow away the vehicle without prior notice to Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after notice from Landlord to Tenant.

                                 ARTICLE THREE
                                     RENT

Tenant agrees to pay to Landlord at the first office specified in Section 1.01(2), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent, including Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord concurrently with execution of this Lease. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

                                 ARTICLE FOUR
               OPERATING EXPENSES, RENT ADJUSTMENTS AND PAYMENTS

4.01 TENANT'S SHARE OF OPERATING EXPENSES

Tenant shall pay Tenant's Share of Operating Expenses in the respective shares of the respective categories of Operating Expenses as set forth below.

          (a) Tenant's Project Share of Project Operating Expenses, which is the percentage obtained by dividing the rentable square footage of the Premises for the building(s) in which the Premises is located by the rentable square footage of the Project and as of the date hereof equals the percentage set forth in Section 1.01(16);

          (b) Tenant's Building Share of Building Operating Expenses, which is the percentage obtained by dividing the rentable square footage of the Premises respectively for each building in which the Premises is located by the total rentable square footage of such building and as of the date hereof equals the percentage set forth in Section 1.01(16);

          (c) Tenant's Phase Share of Phase Operating Expenses, which is the percentage obtained by dividing the aggregate rentable square footage of the Premises located in Tenant's Phase by the total rentable square footage of Tenant's Phase and as of the date hereof equals the percentage set forth in Section 1.01(16);

          (d) Project Operating Expenses shall mean all Operating Expenses that are not included as Phase Operating Expenses (defined below) and that are not either Building Operating Expenses or operating expenses directly and separately identifiable to the operation, maintenance or repair of any other building located in the Project, but Project Operating Expenses includes operating expenses allocable to any areas of the Building or any other building during such time as such areas are made available by Landlord for the general common use or benefit of all tenants of the Project, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time;

          (e) Building Operating Expenses shall mean Operating Expanses that are directly and separately identifiable to each building in which the Premises or part thereof is located;

          (f) Phase Operating Expenses shall mean Operating Expenses that Landlord may allocate to a Phase as directly and separately identifiable to all buildings located in the Phase (including but not limited to the Building) and may include Project Operating Expenses that are separately identifiable to a Phase;

          (g) Landlord shall equitably allocate a particular item or portion of Operating Expenses as any one of Project Operating Expenses, Building Operating Expenses or Phase Operating Expenses; however, in no event shall any portion of Building Operating Expenses, Project Operating Expenses or Phase Operating Expenses be assessed or counted against Tenant more than once; and

          (h)  Notwithstanding anything to the contrary contained in this
     Section 4.01, as to each specific category of Operating Expense which one or more tenants of the Building either pays directly to third parties or specifically reimburses to Landlord (for example, separately contracted janitorial services or property taxes directly reimbursed to Landlord), then, on a category by category basis, the amount of Operating Expanses for the affected period shall be adjusted as follows: (1) all such tenant payments with respect to such category of expense and all of Landlords costs reimbursable thereby shall be excluded from Operating Expanses and Tenants Building Share, Tenants Phase Share or Tenants Project Share, as the case may be, for such category of Operating Expanse shall be adjusted by excluding the square footage of all such tenants, and (2) if Tenant pays or directly reimburses Landlord for such category of Operating Expense, such category of Operating Expense shall be excluded from the determination of Operating Expenses for the purposes of this Lease.

4.02 RENT ADJUSTMENTS

Tenant shall pay to Landlord Rent Adjustments with respect to each Adjustment Year as follows:

          (a) The Rent Adjustment Deposit representing Tenant's Share of Landlord's reasonable estimate of Operating Expenses, as described in
     Section 4.01, for the applicable Adjustment Year (or portion thereof) monthly during the Term with the payment of Monthly Base Rent, except the first installment which shall be paid by Tenant to Landlord within five (5) days after the Commencement Date has occurred respectively as to each of the Saginaw Space and the Penobscot Space; and

          (b) Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.02.

4.03  STATEMENT OF LANDLORD

Within one hundred twenty (120) days after the end of each calendar year or as soon thereafter as reasonably possible, Landlord will furnish Tenant a statement ("Landlord's Statement") showing the following:

          (a) Operating Expenses for the last Adjustment Year showing in reasonable detail the actual Operating Expenses categorized among Project Operating Expenses, Building Operating Expenses and Phase Operating Expenses for such period and Tenant's Share of each as described in Section
     4.01 above;

          (b) The amount of Rent Adjustments due Landlord for the last Adjustment Year, less credit for Rent Adjustment Deposits paid, if any; and

          (c) Any change in the Rent Adjustment Deposit due monthly in the current Adjustment Year, including the amount or revised amount due for months preceding any such change pursuant to Landlord's Statement

Tenant shall pay to Landlord within thirty (30) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord's Statement Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Rent Adjustment Deposit next coming due, or refunded to Tenant if the Term has already expired provided Tenant is not in default hereunder. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or refund to Tenant by reason of this Section
4.02. Landlord's failure to deliver Landlord's Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a waiver or release of Tenant's obligations to pay such amounts. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Adjustment Year. During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant's obligation to pay Rent Adjustments survives the expiration or termination of the Lease. Notwithstanding the foregoing, in no event shall the sum of Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent payable.

4.04 BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. The Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting) shall have the right, for a period of sixty (60) days following the date upon which Landlord's Statement is delivered to Tenant, to examine the Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord's Statement within ninety (90) days of Tenant's receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord's Statement shall be considered final and accepted by Tenant. Any amount due to the Landlord as shown on Landlord's Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception.

4.05 TENANT OR LEASE SPECIFIC TAXES

In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord (other than federal or state inheritance, general income, gift or estate taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the Rent payable hereunder, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon the measured value of Tenant's personal property or trade fixtures located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, Tenant shall cause such taxes on personal property or trade fixtures to be billed to and paid directly by Tenant; (d) resulting from Tenant Work or Tenant Alterations to the Premises, whether title thereto is in Landlord or Tenant; or (e) upon this transaction. Taxes paid by Tenant or other tenants of the Project pursuant to this Section 4.05 shall not be included in any computation of Taxes as part of Operating Expenses.

                                 ARTICLE FIVE
                               SECURITY DEPOSIT

Tenant concurrently with the execution of this Lease shall pay to Landlord in immediately available funds the Security Deposit The Security Deposit may be applied by Landlord to cure, in whole or part, any Default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by paying to Landlord within ten (10) days of demand the amount so applied.

Landlord's application of the Security Deposit shall not constitute a waiver of Tenant's default to the extent that the Security Deposit does not fully compensate Landlord for all losses, damages, costs and expanses incurred by Landlord in connection with such default and shall not prejudice any other rights or remedies available to Landlord under this Lease or by Law. Landlord shall not pay any interest on the Security Deposit Landlord shall not be required to keep the Security Deposit separate from its general accounts. The Security Deposit shall not be deemed an advance payment of Rent, nor a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense of any action which Landlord may at any time commence against Tenant In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord's interest under this Lease, Landlord's obligation to Tenant with respect to the Security Deposit shall terminate upon transfer to the transferee of the Security Deposit, or any balance thereof. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after Landlord recovers possession of the Premises. Tenant hereby waives any and all rights of Tenant under the provisions of Section 1950.7 of the California Civil Code or other Law regarding security deposits.

                                  ARTICLE SIX
                             UTILITIES & SERVICES

6.01 LANDLORD'S GENERAL SERVICES

Landlord shall provide maintenance and services as provided in Article Eight

6.02 TENANT TO OBTAIN & PAY DIRECTLY

     (a) Tenant shall be responsible for and shall pay promptly all charges for gas, electricity, sewer, heat, light, power, telephone, refuse pickup (to be performed on a regularly scheduled basis so that accumulated refuse does not exceed the capacity of Tenant's refuse bins), janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises, together with all taxes thereon. Tenant shall contract directly with the providing companies for such utilities and services.

     (b) Notwithstanding any provision of the Lease to the contrary, without, in each instance, the prior written consent of Landlord, as more particularly provided in Article Nine, Tenant shall not (i) make any alterations or additions to the electric or gas equipment or systems or other Building systems. Tenant's use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to no more than such capacity.

6.03 TELEPHONE SERVICES

All telegraph, telephone, and communication connections which Tenant may desire outside the Premises shall be subject to Landlord's prior written approval, in Landlord's sole discretion, and the location of all wires and the work in connection therewith shall be performed by contractors reasonably approved by Landlord and shall be subject to the direction of Landlord, except that such approval is not required as to Tenant's choice of service provider or telephone equipment serving Tenant exclusively (including cabling) within the Premises and from the Premises in a route designated by Landlord to any telephone cabinet or panel provided for Tenant's connection to the telephone cable serving the Building, so long as Tenant's service provider and equipment do not require connections different than or additional to those to the telephone cabinet or panel provided. As to any such connections or work outside the Premises requiring Landlord's approval, Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, removal, repair and maintenance outside the Premises and to restrict and control access to telephone cabinets or panels. In the event Landlord designates a particular vendor or vendors to provide such cable installation, removal, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, removal, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and communication wiring in the Premises serving Tenant exclusively, and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building, if upon notice to Tenant (which may be verbal if Landlord believes an emergency situation exists) Tenant fails to act immediately to perform such repairs, restorations or alterations necessary in order to eliminate any such interference, then Landlord may by verbal notice require Tenant to shut down the equipment, wiring or cables believed to be causing the interference, and if not so shut down, then upon further verbal notice Landlord (or any vendor hired by Landlord) may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith). No later than the Termination Date,

Tenant agrees to remove all telephone cables and communication wiring installed by Tenant for and during Tenant's occupancy, which Landlord shall request Tenant to remove. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building.

6.04 FAILURE OR INTERRUPTION OF UTILITY OR SERVICE

To the extent that any equipment or machinery furnished or maintained by Landlord outside the Premises is used in the delivery of utilities directly obtained by Tenant pursuant to Section 6.02 and breaks down or ceases to function properly, Landlord shall use reasonable diligence to repair same promptly. Except if Landlord believes an emergency situation exists, Landlord shall provide Tenant at least twenty-four (24) hours prior written notice (x) of any work by Landlord on any such equipment or machinery if an interruption of utilities or service to Tenant is scheduled as part of such work or (y) if Landlord schedules an interruption of utilities or service supplied by Landlord which are not directly obtained by Tenant In the event of any failure, stoppage or interruption of, or change in, any utilities or services supplied by Landlord which are not directly obtained by Tenant, Landlord shall use reasonable diligence to have service promptly resumed. In any event covered by the preceding sentences, if the cause of any such failure, stoppage or interruption of, or change in, utilities or services is within the control of a public utility, other public or quasi-public entity, or utility provider outside Landlord's control, notification to such utility or entity of such failure, stoppage or interruption and request to remedy the same shall constitute "reasonable diligence" by Landlord to have service promptly resumed. Notwithstanding any other provision of this Section to the contrary, in the event of any failure, stoppage or interruption of, or change in, any utility or other service furnished to the Premises or the Project resulting from any cause, including changes in service provider or Landlords compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board or bureau having jurisdiction over the operation of the Property: (a) Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent, except as expressly provided below; (b) no such failure, stoppage, or interruption of any such utility or service shall constitute an eviction of Tenant or relieve Tenant of the obligation to perform any covenant or agreement of this Lease to be performed by Tenant, (c) Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise. Notwithstanding any provision of this Article Six to the contrary, in the event and to the extent that Tenant is prevented from using the Penobscot Space or the Saginaw Space or both for seven (7) consecutive days after Tenant has given Landlord written notice of such condition (the "Eligibility Period") as a result of Landlord's failure to provide access to the Premises or utilities or services which Landlord is obligated to provide, but excluding any period occupancy is prevented to the extent caused by any of the following:

     (i) any act or omission of Tenant, any assignee, any subtenant or any other occupant of the Premises, or
     (ii) request by Tenant or any assignee that Landlord make a decoration, alteration, improvement or addition, or
     (iii)  Force Majeure,

then Monthly Base Rent and Rent Adjustments shall be abated (prorated to the extent of square footage

Tenant is so prevented from using) for the period Tenant is so prevented from using the applicable space, commencing as of the first day after the Eligibility Period and continuing for such time that Tenant is prevented from using the applicable space.

6.05 CHOICE OF SERVICE PROVIDER

Tenant acknowledges that Landlord may, at Landlord's sole option, to the extent permitted by applicable law, elect to change, from time to time, the company or companies which provide services (including electrical service, gas service, water, telephone and technical services) to the Property, the Premises and/or its occupants. Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not and doss not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Property and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or provider.

6.06 SIGNAGE

Tenant shall not install any signage within the Project or the Building, or any signage within or on the Premises which is visible from the exterior, without obtaining the prior written approval of Landlord, and Tenant shall be responsible for procurement, installation, maintenance and removal of any such signage installed by Tenant, and all costs in connection therewith. Any such signage shall comply with Landlord's current Project signage criteria and all Laws. Subject to the foregoing provisions, including Landlord's prior written approval of the particular proposed signage, Tenant shall have the right to identification signage at the main entry door to each of the Saginaw Space and the Penobscot Space.

                                 ARTICLE SEVEN
                   POSSESSION, USE AND CONDITION OF PREMISES

7.01 POSSESSION AND USE OF PREMISES

     (a) Tenant shall occupy and use the Premises only for the uses specified in Section 1.01(17) to conduct Tenant's business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules and regulations as provided in Article Eighteen; (4) contrary to or prohibited by the articles, bylaws or rules of any owner's association affecting the Project; (5) would obstruct or interfere with the rights of other tenants or occupants of the Building or the Project, or injure or annoy them, or would create or continue a nuisance; or (6) would constitute any waste in or upon the Premises or Project.

     (b) Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. (S)12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Project depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by Tenant Additions in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a "public accommodation" instead of a "commercial facility" as a result of Tenant's use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

     (c) Landlord and Tenant agree to cooperate and use commercially reasonable efforts to participate in traffic management programs generally applicable to businesses located in or about the area and Tenant shall encourage and support van and car pooling by, and staggered and flexible working hours for, its office workers and service employees to the extent reasonably permitted by the requirements of Tenant's business. Neither this Section or any other provision of this Lease is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

     (d) Tenant agrees to cooperate with Landlord and to comply with any and all guidelines or controls concerning energy management imposed upon Landlord by federal or state governmental organizations or by any energy conservation association to which Landlord is a party or which is applicable to the Building.

7.02 HAZARDOUS MATERIAL

     (a) Tenant shall not use, generate, manufacture, produce, store, release, discharge, or dispose of, on, under or about the Premises or any part of the Project, or transport to or from the Premises or any part of the Project, any Hazardous Material or allow its employees, agents, contractors, licensees, invitees or any other person or entity to do so. The foregoing covenant shall not extend to insignificant amounts of substances typically found or used in general office applications so long as (i) such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises, (ii) such substances are used strictly in accordance with the manufacturers' instructions therefor and all applicable laws, (iii) such substances are not disposed of in or about the Building or the Project in a manner which would constitute a release or discharge thereof, and (iv) all such substances are removed from the Building and the Project by Tenant upon the expiration or earlier termination of this Lease. Tenant shall, within thirty
(30) days after demand therefor, provide to Landlord a written list identifying any Hazardous Material then maintained by Tenant in the Building, the use of each such Hazardous Material so maintained by Tenant together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any Hazardous Material in or about the Building or the Project. Landlord's right of entry pursuant to Section 7.03 of this Lease shall include the right to enter and inspect the Premises for violations of Tenant's covenants herein.

     (b) Hazardous Material shall include by way of illustration, and without limiting the generality of the definition of Hazardous Material in Section 1.03, the following: (i) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" under all present and future federal, state and local laws (whether under common law, statute, rule, regulation or otherwise) relating to the protection of human health or the environment, including California Senate Bill 245 (Statutes of 1987, Chapter 1302), the Safe Drinking Water and Toxic Enforcement Act of 1986 (commonly known as Proposition
65) and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation
                                            -- ---
and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., and the Hazardous
                                                 -- ---
Materials Transportation Act, 49 U.S.C. Sections 1801 , et seq., all as
                                                        -- ---
heretofore and hereafter amended, or in any regulations promulgated pursuant to said laws; (ii) those substances defined as "hazardous wastes" in Section 25117 of the California Health & Safety Code or as "hazardous substances" in Section 25316 of the California Health & Safety Code, or in any regulations promulgated pursuant to said laws; (iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, e.g 40 CFR Part 302 and amendments thereto); (iv)
                      --- ----
such other substances, materials and wastes which are or become regulated under applicable local, state or federal law or by the United States government or which are or become classified as hazardous or toxic under federal, state or local laws or regulations, including California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and (v) any material, waste or substance which contains petroleum, asbestos or polychlorinated biphenyls, is designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act of 1977, 33 U.S.C. Sections 1251, et seq. (33 U.S.C. (S)
                                                      ------
1321), is listed pursuant to Section 307 of the Clean Water Act of 1977 (33 U.S.C. (S) 1317), or contains any flammable, explosive or radioactive material.

     (c) To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys' fees and expenses for the defense thereof, arising out of any and all of (i) the introduction into the Project by Tenant, its employees, agents, contractors, licensees, invitees or any other person or entity for whom Tenant is responsible (collectively, "Tenant's Agents") of any Hazardous Material, (ii) the usage by Tenant or Tenant's Agents of Hazardous Material in or about the Project, (iii) the discharge or release in or about the Project by Tenant or Tenant's Agents of any Hazardous Material, (iv) any injury to or death of persons or damage to or destruction of property resulting from the use by Tenant or Tenants Agents of Hazardous Material in or about the Project, and (v) any failure of Tenant or Tenant's Agents to observe the covenants of this Section 7.02. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord's sole discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. Provided however, the foregoing two sentences shall not apply, and the following special provisions shall apply provided that Tenant is Phone.com, and such special provisions are personal to Phone.com and an Affiliate which is an assignee of the Lease which has satisfied the requirements of Subsections 10.01(e) and (U of this Lease, and shall not apply to any subtenant or any other assignee of this
Lease:

     (i) In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen in accordance with the procedure set forth in the following sentences of this item (i). Tenant shall propose to Landlord in writing three choices for counsel to defend the action or proceeding in question. If any or all of the three are not acceptable to Landlord, Landlord shall advise Tenant in writing. The foregoing process shall continue until Tenant and Landlord have agreed upon mutually acceptable counsel. Notwithstanding any provision of the preceding three sentences to the contrary, so long as the claim, demand, suit, proceeding or action and defense thereof, in the aggregate against all defendants, is fully covered by Tenant's applicable insurance coverage and fully defended by Tenant's insurer, Landlord will not exercise its right to disapprove defense counsel. Counsel chosen by Tenant (or Tenant's insurer) under the applicable procedure above shall provide Landlord and any separate counsel of Landlord's choice with full information regarding the matter and shall cooperate with Landlord and such counsel in connection with such defense, So long as Tenant is actively defending the claim, demand, suit or action through counsel chosen in accordance with either procedure above, if Landlord retains separate counsel, Landlord will pay the fees and expenses of such separate counsel except those payable in connection with review of, objection to or response to any discovery against Landlord and objection to, preparation for and defense of depositions against Landlord, which shall be payable by Tenant

     (ii) so long as Tenant is actively defending the claim, demand, suit or action through counsel chosen in accordance with the procedure above, then Landlord will not settle, compromise or dispose of such claim, demand or action without Tenant's prior written consent, which shall not be unreasonably withheld or delayed.

     (d) Tenant acknowledges that the sewer piping at the Project is made of ABS plastic. Accordingly, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion, only ordinary domestic sewage is permitted to be put into the drains at the Premises. UNDER NO CIRCUMSTANCES SHALL Tenant EVER DEPOSIT ANY ESTERS OR KETONES (USUALLY FOUND IN SOLVENTS TO CLEAN UP PETROLEUM PRODUCTS) IN THE DRAINS AT THE PREMISES. If Tenant desires to put any substances other than ordinary domestic sewage into the drains, it shall first submit to Landlord a complete description of each such substance, including its chemical composition, and a sample of such substance suitable for laboratory testing. Landlord shall promptly determine whether or not the substance can be deposited into the drains and its determination shall be absolutely binding on Tenant

Upon demand, Tenant shall reimburse Landlord for expenses incurred by Landlord in making such determination. If any substances not so approved hereunder are deposited in the drains in Tenant's Premises, Tenant shall be liable to Landlord for all damages resulting therefrom, including but not limited to all costs and expenses incurred by Landlord in repairing or replacing the piping so damaged.

     (e) Upon any violation of any of the foregoing covenants, in addition to all remedies available to a landlord against the defaulting tenant, including but not limited to those set forth in Article Eleven of this Lease, Tenant expressly agrees that upon any such violation Landlord may, at its option (i) immediately terminate this Lease by giving written notice to Tenant of such termination, or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant (notwithstanding the expiration of the Term). No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Section 7.02.

     (f) If any Hazardous Material is released, discharged or disposed of on or about the Premises or the Building in violation of Environmental Law such that use of either or both the Penobscot Space, the Saginaw Space or both is prohibited by applicable governmental authority, and such release, discharge or disposal was not caused by Tenant or its employees, agents, contractors, licensees or invitees, then to the extent Tenant is so prevented from using such space for more than seven (7) consecutive days after Tenant has given Landlord written notice of such condition (the "Eligibility Period"), then Monthly Base Rent and Rent Adjustments shall be abated (prorated to the extent of square footage Tenant is so prevented from using) for the period Tenant is so prevented from using the applicable space, commencing as of the first day after the Eligibility Period and continuing for such time that Tenant is prevented from using the applicable space.

7.03 LANDLORD ACCESS TO PREMISES; APPROVALS

     (a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant's use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord's agents shall have the right to enter upon the Premises in the event of an emergency, or upon reasonable prior notice to Tenant to inspect the Premises, to perform janitorial and other services (if any), to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (Including all alterations, improvements and additions in connection with a change in service provider or providers). For any such entry, Tenant may provide a representative of Tenant to accompany Landlord or its agents, but providing such representative shall not delay any such entry from when it otherwise would be permissible or apply in the event of an emergency. Janitorial and cleaning services (if any) shall be performed after normal business hours. Any entry or work by Landlord may be during normal business hours and Landlord shall use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant's occupancy of the Premises.

     (b) If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord's agents), after giving Tenant such prior notice required under this Lease in the applicable circumstances (unless Landlord believes an emergency situation exists), whether or not Tenant or an employee was present to receive such written or verbal notice, may enter the Premises without rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease.

     (c) Upon reasonable prior notice to Tenant, Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant's compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord's reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord's rights under this Section 7.03 (c) are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

     (d) Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

     (e) The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

7.04 QUIET ENJOYMENT

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in the Lease and to the rights of any Mortgagee or ground lessor.

                                 ARTICLE EIGHT
                                  MAINTENANCE

8.01 LANDLORD'S MAINTENANCE

Subject to Article Fourteen and Section 8.02, Landlord shall maintain the structural portions of the Building, the roof, exterior walls and exterior doors, foundation, and under slab standard sewer system of the Building in good, clean and safe condition, and shall use reasonable efforts, through Landlord's program of regularly scheduled preventive maintenance, to keep the Building's standard heating, ventilation and air conditioning ("HVAC") equipment in reasonably good order and condition. Notwithstanding the foregoing, Landlord shall have no responsibility to repair the Building's standard heating, ventilation and air conditioning equipment exclusively serving the Premises, and all such repairs shall be performed by Tenant pursuant to the terms of Section
8.02. Landlord shall also (a) maintain the landscaping, parking facilities and other Common Areas of the Project in good condition and repair, and (b) wash the outside of exterior windows at intervals reasonably determined by Landlord. Except as provided in Article Fourteen and Article Fifteen, there shall be no abatement of rent, no allowance to Tenant for diminution of rental value and no liability of Landlord by reason of inconvenience, annoyance or any injury to or interference with Tenant's business arising from the making of or the failure to make any repairs, alterations or improvements in or to any portion of the Project or in or to any fixtures, appurtenances or equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect

8.02 TENANTS MAINTENANCE

Subject to the provisions of Article Fourteen, Tenant shall, at Tenant's sole cost and expense, make all repairs to the Premises and fixtures therein which Landlord is not required to make pursuant to Section 8.01, including repairs to the interior walls, ceilings and windows of the Premises, the interior doors, Tenant's signage, and the electrical, life-safety, plumbing and heating, ventilation and air conditioning systems located within or exclusively serving the Premises and shall maintain the Premises, the fixtures and utilities systems therein, and the area of all garbage enclosures outside and serving the Premises, in a good, clean and safe condition. Tenant shall deliver to Landlord a copy of any maintenance contract entered into by Tenant with respect to the Premises. Tenant shall also, at Tenant's expense, keep any non-standard heating, ventilating and air conditioning equipment and other non-standard equipment in the Building in good condition and repair, using contractors approved in advance, in writing, by Landlord. Notwithstanding Section 8.01 above, but subject to the waivers set forth in Section 16.04, Tenant will pay for any repairs to the Building or the Project which are caused by any negligence, or by any willful and wrongful act, of Tenant or its assignees, subtenants or employees, or of the respective agents of any of the foregoing persons, or of any other persons permitted in the Building or elsewhere in the Project by Tenant or any of them. Tenant will maintain the Premises, and will leave the Premises upon termination of this Lease, in a safe, clean, neat and sanitary condition.

                                 ARTICLE NINE
                         ALTERATIONS AND IMPROVEMENTS

9.01 TENANT ALTERATIONS

     (a)  The following provisions shall apply to the completion of any Tenant
     Alterations:

          (1) Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law)to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord's prior written consent Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts, All Tenant Alterations which may cause noise, vibration or other disturbance to any other tenant(s) of the Building shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building's systems (including the mechanical, heating, plumbing, security, ventilating, air conditioning, electrical, communication and the fire and life safety systems in the Building). The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from Landlord's engineers stating that the Tenant Alterations will not in any way adversely affect the Building's systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.

          (2) Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby. In connection with completion of any Tenant Alterations, Tenant shall pay Landlord a construction fee and all elevator and hoisting charges at Landlord's then standard rate.

          (3) Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord's standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or of compliance with the requirements of Section 9.01(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

     (b) All Tenant Additions to the Premises whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord's request.

9.02 LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten
(10) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article Eleven, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

                                  ARTICLE TEN
                           ASSIGNMENT AND SUBLETTING

10.01 ASSIGNMENT AND SUBLETTING

     (a) Without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant, provided, however, if Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.02, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this Section 10.01. Tenant agrees that the provisions governing sublease and assignment set forth in this Article Ten shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this. Lease, Tenant shall deliver written notice thereof to Landlord ("Tenant's Notice"), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least thirty-five (35) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.02 within fifteen (15) days after receipt of Tenant's Notice (and all required information). In no event may Tenant sublease any portion of the Premises or assign the Lease to any other tenant of the Project if Landlord has for lease, is then marketing for lease or will have for lease within a time frame that is acceptable to the proposed subtenant or assignee space of approximately the size sought by such prospective subtenant or assignee. Tenant shall submit for Landlord's approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

     (b) With respect to Landlord's consent to an assignment or sublease, Landlord may take into consideration any factors which Landlord may reasonably deem relevant, and the reasons for which Landlord's denial shall be deemed to be reasonable shall include, without limitation, the following:

     (i) the business reputation or creditworthiness of any proposed subtenant or assignee is not acceptable to Landlord consistent with the standards then being applied by Landlord respecting other prospective occupants of the Project; or

     (ii) in Landlord's reasonable judgment the proposed assignee or subtenant would diminish the value or reputation of the Building or Landlord; or

     (iii) any proposed assignee's or subtenant's use of the Premises would violate Section 7.01 of the Lease or would violate the provisions of any other leases of tenants in the Project;

     (iv) the proposed assignee or subtenant is either a governmental agency, a school or similar operation, or a medical related practice; or

     (v) the proposed subtenant or assignee is a bona fide prospective tenant of Landlord in the Project as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant's request; or

     (vi) the proposed subtenant or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Building.

In no event shall Landlord be obligated to consider a consent to any proposed assignment of the Lease which would assign less than the entire Premises. In the event Landlord wrongfully withholds its consent to any proposed sublease of the Premises or assignment of the Lease, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligations to consent to such sublease or assignment.

     (c) Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee's assumption of the obligations and liabilities of Tenant under this Lease. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord's approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant's obligation to obtain Landlord's consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

     (d) For purposes of this Article Ten, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock or membership interests of Tenant occurring by operation of Law or otherwise, and includes any merger, acquisition, consideration or reorganization, except as otherwise provided in this Subsection. Nothwithstanding any provision of this Section to the contrary, an assignment for purposes of this Article does not include any transfer of control of the stock or membership interests of Tenant through (i) any public offering of shares of stock in Tenant in accordance with applicable State and Federal law, rules, regulations and orders if thereafter the stock shall be listed and publicly traded through the New York Stock Exchange, American Stock Exchange or Pacific Stock Exchange, or listed and publicly traded through the NASDAQ national market and its price listed at least daily in the Wall Street Journal; or (ii) public sale of such stock effected through such
-------------------
Exchanges or the NASDAQ national market. If Tenant is a partnership, any change of a sole general partner of Tenant or in those partners of Tenant holding more than thirty-three percent (33%) of the partnership interests in Tenant shall be deemed to be an assignment.

     (e) Nothwithstanding anything to the contrary in Sections 10.01(a) and 10.02, but subject to Section 10.03, Tenant shall have the right, without the prior written consent of Landlord, to assign this Lease to an Affiliate (defined below) or to sublease the Premises or any part thereof to an Affiliate provided that (i) Landlord receives thirty (30) days prior written notice of an assignment or sublease; (ii) the Affiliate's net worth is not less than Tenant's net worth immediately prior to the assignment or subletting (except with respect to any sublease or subleases in the aggregate for less than half of the then Rentable Area of the Premises); (iii) the Affiliate has proven experience in the Operation of a first-class business of a type consistent with the use of the building; (iv) the Affiliate assumes (except in the event of a sublease) in writing satisfactory to Landlord all of Tenant's obligations and liability under this Lease and delivers to Landlord a proposed assumption no later than five (5) business days prior to the effective date of the assignment and a fully executed original of such assumption no later than the effective date; (v) Landlord receives no later than the effective date a fully executed copy of an assignment or sublease agreement between tenant and the Affiliate; and (vi) promptly after Landlord's written request, Tenant and the Affiliate provide such reasonable documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the assignment or sublease is to an Affiliate.

     (f) For purposes of this Lease, Affiliate shall mean any Person (as defined below) which: (i) is controlled by, controls, or is under common control with Tenant; or (ii) is the corporation or other entity (the "Successor") resulting from a merger, consolidation or non-bankruptcy reorganization with Tenant; or (iii)

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

purchases substantially all the assets of Tenant as a going concern. The word Person means an individual, corporation, limited liability company, partnership, trust, firm or other entity. For purposes of this definition, the word "control," shall mean, with respect to a Person that is a corporation or a limited liability company, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares or membership interests of the controlled Person and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power at all times to direct or cause the direction of the management of the controlled Person.

10.02  RECAPTURE

Except for (i) a deemed assignment under Section 10.01(d), or (ii) a sublease or assignment satisfying the requirements of Sections 10.01(e) and (f), or (iii) a sublease of the Penobscot Space if executed by Tenant and the subtenant within six (6) months after the Delivery Date of the Penobscot Space for a sublease term no longer than two (2) years, Landlord shall have the option to exclude from the Premises covered by this Lease ("recapture"), the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant's Share shall be adjusted accordingly.

10.03  EXCESS RENT

Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, seventy-five percent (75%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys' fees and expenses, (2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (3) "free rent" periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant's or assignee's other leases or occupancy arrangements. All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

10.04  TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord's consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant's liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord's express written consent, which may be withheld in Landlord's sole discretion.

10.05  ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than five (5) business days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord upon a Default by Tenant.

                                ARTICLE ELEVEN
                             DEFAULT AND REMEDIES

11.01  EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a "Default" by Tenant under this Lease:

          (i) Tenant fails to pay any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments within three (3) days after the date when due;

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

          (ii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within fifteen (15) days after written notice thereof to Tenant, unless the default involves a hazardous condition, which shall be cured forthwith or unless the failure to perform is a Default for which this Lease specifies there is no cure or grace period, provided however, if the default is one to which the fifteen (15) day cure period applies and of such nature that it cannot reasonably be cured within fifteen (15) days, Tenant shall be in Default if Tenant either fails to commence to cure such default within fifteen (15) days or fails diligently to prosecute such cure to completion or in any event fails to complete such cure within sixty (60) days after such written notice from Landlord;

          (iii) the interest of Tenant in this Lease is levied upon under execution or other legal process;

          (iv) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action is not discharged within thirty (30) days;

          (v) Tenant is declared insolvent by Law or any assignment of Tenant's property is made for the benefit of creditors;

          (vi) a receiver is appointed for Tenant or Tenant's property, which appointment is not discharged within thirty (30) days;

          (vii) any action taken by or against Tenant to reorganize or modify Tenant's capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days;

          (viii) upon the dissolution of Tenant without assumption of this Lease by a permitted assignee in accordance with the provisions of Article Ten; or

          (ix) upon the third occurrence within any Lease Year that Tenant fails to pay Rent when due or has breached a particular covenant of this Lease (whether or not such failure or breach is thereafter cured within any stated cure or grace period or statutory period).

11.02 LANDLORD'S REMEDIES

      (a) A Default shall constitute a breach of the Lease for which Landlord shall have the rights and remedies set forth in this Section 11.02 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy.

      (b) With respect to a Default, at any time Landlord may terminate Tenant's right to possession by written notice to Tenant stating such election. Any written notice required pursuant to Section 11.01 shall constitute notice of unlawful detainer pursuant to California Code of Civil Procedure Section 1161 if, at Landlord's sole discretion, it states Landlord's election that Tenant's right to possession is terminated after expiration of any period required by Law or any longer period required by Section 11.01. Upon the expiration of the period stated in Landlord's written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the Default within such period), Tenants right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination in writing of Tenant's right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise as permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and those Tenant Additions which Tenant is required or permitted to remove under Article Twelve), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord's option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by Landlord's removing or storing Tenants personal property pursuant to this Section or Section 12.01, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys' fees and expenses) arising out of or in any way related to such removal or storage. Upon such written termination of Tenant's right to possession and this Lease, Landlord shall have the right to recover damages for Tenant's Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

          (1) the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

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

          (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

          (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

          (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The word "rent" as used in this
      Section 11.02 shall have the same meaning as the defined term Rent in this Lease. The "worth at the time of award" of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause
      (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, and monthly Storage Space Rent, if any, and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.

      (c) Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession by written notice as provided in Section 11.02(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord's option to recapture pursuant to Section 10.02, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Tenant acknowledges and agrees that the provisions of Article Ten shall be deemed to constitute reasonable limitations of Tenant's right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to
Section 11.02(b) above terminating Tenant's right to possession, no other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

      (d) In the event that Landlord seeks an injunction with respect to a breach or threatened breach by Tenant of any of the covenants, conditions or provisions of this Lease, Tenant agrees to pay the premium for any bond required in connection with such injunction.

      (e) Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant's Default or otherwise;

      (f) When this Lease requires giving or service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any equivalent or similar notices required by California Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by Article Twenty-four shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure section 1162 or any similar or successor statute.

      (g) The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

      (h) No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 26.15 to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.03 ATTORNEY'S FEES

In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover reasonable attorneys' fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all reasonable attorneys' fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

11.04 BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

      (a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

      (b) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the "Electing Party") must provide for:

      The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

      (c) If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

      For the purposes hereof, "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

          (i) The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease; and

          (ii) Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

      (d) Landlord's acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.

11.05 LANDLORD'S DEFAULT

Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give Mortgagee notice and a reasonable time to cure any default by Landlord.

                                 ARTICLE TWELVE
                             SURRENDER OF PREMISES

12.01 IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean and good condition, ordinary wear and tear, and damage caused by Landlord or casualty (subject to Tenant's obligations pursuant to Article Sixteen) excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall remove from the Premises all movable personal property of Tenant and Tenant's trade fixtures, including, subject to Section 6.04, cabling for any of the foregoing. Tenant shall be entitled to remove such Tenant Additions which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. Tenant shall also remove, as required by Landlord:

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

(a) any Tenant Alterations containing Hazardous Material, if any, and (b) any other Tenant Alterations except for those Landlord approves without contemporaneous notice to Tenant identifying which, if any, such improvements must be removed. Provided however, Landlord shall be required at the time of approval to so notify Tenant that removal is required only if at the time Tenant requests such approval, Tenant's request also specifies in all capital letters that Landlord must identify any Tenant Alterations which Landlord will require Tenant to remove and refers to this Section of the Lease, and if Tenant fails to so specify, then Landlord has the right to require removal by Tenant on or about the Termination Date. Provided, however, regardless of whether or not Landlord gives Tenant notice of required removal at the time of approval, in any event
(i) Tenant shall repair all damage resulting from removal of any of Tenant's property, furnishings or Tenant Additions; (ii) Tenant shall close all floor, ceiling and roof openings created by Tenant; (iii) if any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease, and (iv) Tenant shall also be required to close any staircases or other openings between floors created by Tenant.

12.02 LANDLORD'S RIGHTS

All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section. Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Additions and in restoring the Premises to the condition required by this Lease at the Termination Date.

                               ARTICLE THIRTEEN
                                 HOLDING OVER

Tenant shall pay Landlord the greater of (i) one hundred and fifty percent (150%) of the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate) or, (ii) one hundred and fifty percent (150%) of the fair market rental value of the Premises as reasonably determined by Landlord for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the Termination Date (without reduction for any partial month that Tenant retains possession). Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant's continued occupancy of the Premises shall be as a tenancy in sufferance.

                               ARTICLE FOURTEEN
                       DAMAGE BY FIRE OR OTHER CASUALTY

14.01 SUBSTANTIAL UNTENANTABILITY

      (a) If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or either Building in which the Premises is located untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, reasonably estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant of such estimate ("Landlord's Notice"). If Landlord estimates that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord's Notice, provided that if Landlord so chooses, Landlord's Notice may also constitute such notice of termination, provided however, in the event the above-described damage or destruction affects only one of the two (2) Buildings in which the Premises is located, then Landlord or Tenant shall be entitled to terminate this Lease only with respect to the part of the Premises (either the Penobscot Space or the Saginaw Space) in the Building so affected, and the Lease shall continue in full force and effect to the extent of the remainder, if any, of the Premises.

      (b) In the event that the Building is damaged or destroyed to the extent of more than twenty-five percent (25%) of its replacement cost or to any extent if no insurance proceeds or insufficient insurance proceeds are receivable by Landlord, or if the buildings at the Project shall be damaged to the extent of fifty percent (50%) or more of the replacement value or to any extent if no insurance proceeds or insufficient insurance proceeds are receivable by Landlord, and regardless of whether or not the Premises be damaged, Landlord may elect by written notice to Tenant given within thirty (30) days after the occurrence of the casualty to terminate this Lease in lieu of so restoring the Premises, in which event this Lease shall terminate as of the date specified in Landlord's notice. Provided however, in the event the above-described damage or destruction to the Building affects only one of the two (2) Buildings in which the Premises is located and in the event that Landlord is not entitled or elects not to terminate this Lease by reason of damage to the Project as described above, then Landlord shall be entitled to terminate this Lease only with respect to the part of the Premises (either the Penobscot Premises or the Saginaw Premises) in the Building so affected, and the Lease shall continue in full force and effect to the extent of the remainder, if any, of the Premises.

      (c) Unless this Lease is terminated as provided in the preceding Subsections 14.01 (a) and (b), Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

      (d) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant's cost, to the extent Landlord received proceeds of Tenant's insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions.

      (e) Notwithstanding anything in this Article Fourteen to the contrary: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the act or neglect of Tenant, its agent or employees. Whether or not the Lease is terminated pursuant to this Article Fourteen, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto.

      (f) Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.02 INSUBSTANTIAL UNTENANTABILITY

Unless this Lease is terminated as provided in the preceding Subsections 14.01
(a) and (b), then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding the foregoing, Landlord's obligation to repair shall be limited in accordance with the provisions of Section 14.01 above.

14.03 RENT ABATEMENT

Except for the negligence or willful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until (i) Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period; and (ii) Tenant has substantially completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period and provided further that the time allowed for Tenant's substantial completion shall not exceed thirty (30) days after the date Landlord Substantially Completes the repair and restoration work which Landlord is required to perform.

14.04 WAIVER OF STATUTORY REMEDIES

The provisions of this Lease, including this Article Fourteen, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.

                                ARTICLE FIFTEEN
                                EMINENT DOMAIN

15.01 TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority or any earlier date on which possession is required to be surrendered to such authority, and Monthly Base Rent and

Rent Adjustments shall be apportioned as of the Termination Date. Further, if at least twenty-five percent (25%) of the rentable area of the Project is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), and regardless of whether or not the Premises be so taken or condemned, Landlord may elect by written notice to Tenant to terminate this Lease as of the date title vests in such authority or any earlier date on which possession is required to be surrendered to such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Landlord may, without any obligation to Tenant, agree to sell or convey to the taking authority the Premises, the Building, Tenant's Phase, the Project or any portion thereof sought by the taking authority, free from this Lease and the right of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment. Notwithstanding anything to the contrary herein set forth, in the event the taking of the Building or Premises is temporary (for less than the remaining term of the Lease), Landlord may elect either (i) to terminate this Lease or
(ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.02 TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant's Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.03 COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord, for fixtures or personal property of Tenant, or for relocation or business interruption expenses or loss of goodwill, if any, so long as there is no diminution of Landlord's award as a result.

                                ARTICLE SIXTEEN
                                   INSURANCE

16.01 TENANT'S INSURANCE

Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease. Such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Five Million and No/100 Dollars ($5,000,000.00); (b) Workers' Compensation and Employers' Liability Insurance to the extent required by and in accordance with the Laws of the State of California; (c) "All Risks" property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions to the Premises, equipment, installations, fixtures and contents of the Premises in the event of loss; (d) In the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than Three Million and No/100 Dollars ($3,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires.

16.02 FORM OF POLICIES

Each policy referred to in 16.01 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as additional insureds except Workers' Compensation and Employers' Liability Insurance and except that the Landlord (and any Mortgage and ground lessor upon written notice to Tenant) shall be named loss payees of the "All Risks" Insurance (which "All Risks" proceeds shall be held or released by Landlord as provided in Section 14.01(d) above), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord,
(iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days' prior written notice to the Landlord, and (v) each policy of "All-Risks" property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord's request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

16.03 LANDLORD'S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions to the Premises) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building and the Common Areas on an occurrence basis against all claims for personal injury, bodily injury, death and property damage. Such insurance shall be for a combined single limit of Five Million and No/100 Dollars ($5,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

16.04 WAIVER OF SUBROGATION

      (a) Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, it will include in its "All Risks" policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

      (b) Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, in its "All Risks" insurance policy or policies on Tenant Additions to the Premises, whether or not removable, and on Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

      (c) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, except Tenant Additions, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant in the Real Property who shall have executed a similar waiver as set forth in this Section 16.04 (c) for loss or damage to Tenant Additions, whether or not removable, and to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is covered or coverable by Tenant's insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

      (d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.05 NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

                               ARTICLE SEVENTEEN
                        WAIVER OF CLAIMS AND INDEMNITY

17.01 WAIVER OF CLAIMS

To the extent permitted by Law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord's agents and servants, except to the extent caused by the gross negligence or by the willful and wrongful act of any of the Indemnitees, but the foregoing exception is subject to and shall not diminish any waivers by Tenant or Landlord or their respective insurers in effect in accordance with Section 16.04. To the extent permitted by Law, Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage, whether or not caused by the gross negligence or willful and wrongful act of any of the Indemnitees. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Property, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor and Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within thirty (30) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any such damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

17.02 INDEMNITY BY TENANT

To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys' fees and expenses for the defense thereof, arising from Tenant's occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant's business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord's sole discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. Provided however, the foregoing two sentences shall not apply, and the following special provisions shall apply provided that Tenant is Phone.com, and such special provisions are personal to Phone.com and an Affiliate which is an assignee of the Lease which has satisfied the requirements of Subsections 10.01(e) and (f) of this Lease, and shall not apply to any subtenant or any other assignee of this Lease:

      (i) In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen in accordance with the procedure set forth in the following sentences of this item (i). Tenant shall propose to Landlord in writing three choices for counsel to defend the action or proceeding in question. If any or all of the three are not acceptable to Landlord, Landlord shall advise Tenant in writing. The foregoing process shall continue until Tenant and Landlord have agreed upon mutually acceptable counsel. Notwithstanding any provision of the preceding three sentences to the contrary, so long as the claim, demand, suit, proceeding or action and defense thereof, in the aggregate against all defendants, is fully covered by Tenant's applicable insurance coverage and fully defended by Tenant's insurer, Landlord will not exercise its right to disapprove defense counsel. Counsel chosen by Tenant (or Tenant's insurer) under the applicable procedure above shall provide Landlord and any separate counsel of Landlord's choice with the full information regarding the matter and shall cooperate with Landlord and such counsel in connection with such defense. So long as Tenant is actively defending the claim, demand, suit or action through counsel chosen in accordance with either procedure above, if Landlord retains separate counsel, Landlord will pay the fees and expenses of such separate counsel except those payable in connection with review of, objection to or response to any discovery against Landlord and objection to, preparation for and defense of depositions against Landlord, which shall be payable by Tenant.

      (ii) so long as Tenant is actively defending the claim, demand, suit or action through counsel chosen in accordance with the procedure above, then Landlord will not settle, compromise or dispose of such claim, demand or action without Tenant's prior written consent, which shall not be unreasonably withheld or delayed.

The foregoing indemnity shall not operate to relieve any of the Indemnitees of liability to the extent its share of liability is caused by its gross negligence or by its willful and wrongful act. Further, the foregoing indemnity and exception are subject to and shall not diminish any waivers by Tenant or Landlord or their respective insurers in effect in accordance with Section 16.04.

                               ARTICLE EIGHTEEN
                             RULES AND REGULATIONS

18.01 RULES

To the extent the same do not conflict with the provisions of this Lease, Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with all rules and regulations for use of the Premises, the Building, the Phase and the Project imposed by Landlord, as the same may be reasonably revised from time to time, including the following: (a) Tenant shall comply with all of the requirements of Landlord's emergency response plan, as the same may be amended from time to time; and (b) Tenant shall not place any furniture, furnishings, fixtures or equipment in the Premises in a manner so as to obstruct the windows of the Premises to cause the Building, in Landlord's good faith determination, to appear unsightly from the exterior. Such rules and regulations are and shall be imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises, the Building, the Phase and the Project and as may be necessary for the enjoyment of the Building and the Project by all tenants and their clients, customers, and employees.

18.02 ENFORCEMENT

Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth above or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Building in a uniform and non-discriminatory manner.

                               ARTICLE NINETEEN
                          LANDLORD'S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building's name or street address upon thirty (30) days' prior written notice to Tenant; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building; (3) to approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon reasonable notice to Tenant, to display the Premises to prospective purchasers at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant's access to the Premises or the Building; (7) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

                                ARTICLE TWENTY
                             ESTOPPEL CERTIFICATE


20.01 IN GENERAL

Within fifteen (15) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) to Tenant's knowledge, that Landlord is not in default under this lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested.

20.02 ENFORCEMENT

In the event that Tenant fails to deliver an Estoppel Certificate, then such failure shall be a Default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, Landlord may impose a charge equal to $500.00 for each day that Tenant fails to deliver an Estoppel Certificate and Tenant shall be deemed to have irrevocably appointed Landlord as Tenants attorney-in-fact to execute and deliver such Estoppel Certificate.

                              ARTICLE TWENTY-ONE
                              RELOCATION OF TENANT

(Intentionally omitted.)

                              ARTICLE TWENTY-TWO
                              REAL ESTATE BROKERS

Tenant represents that, except for the broker(s) listed in Section 1.01(19), Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord agrees to pay any commission to which Landlord's Broker listed in Section 1.01(19) is entitled in connection with this Lease pursuant to Landlord's written agreement with such broker. Landlord and Tenant agree that any commission payable to Tenant's Broker shall be paid by Tenant except to the extent Tenant's Broker and Landlord's Broker have entered into a separate agreement between themselves to share the commission paid to Landlord's Broker by Landlord.

                             ARTICLE TWENTY-THREE
                             MORTGAGEE PROTECTION

23.01 SUBORDINATION AND ATTORNMENT

      (a) Subject to Section 23.01(b) hereof, this Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Tenant hereby constitutes Landlord as Tenant's attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant's failure to do so within twenty (20) days of a request to do so. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

      (b) Notwithstanding any provision of this Lease to the contrary, provided that: (i) Tenant pays any fees and costs associated with requesting a nondisturbance agreement, (ii) executes and delivers a subordination, nondisturbance and attornment agreement substantially in the form of Exhibit D hereto, with such changes thereto an any lessor under a ground or underlying lease or mortgagee or beneficiary may reasonably require ("Nondisturbance Agreement") and complies with the provisions thereof, and (iii) Tenant is not in default under this Lease after notice and expiration of any applicable cure period, no termination of any ground lease or underlying lease and no foreclosure, sale pursuant to power of sale or conveyance by deed in lieu of foreclosure shall affect Tenant's rights under this Lease, except to the extent provided by such Nondisturbance Agreement. If Tenant fails to execute and deliver any Nondisturbance Agreement within fifteen (15) days of a request therefor from Landlord, Tenant hereby constitutes Landlord as Tenant's attorney-in-fact to execute and deliver such instrument. Landlord's inability to obtain the signature of any such lessor or Mortgagee on any such Nondisturbance Agreement shall not constitute a default by Landlord under this Lease, but so long as default by Tenant under this Lease is not the reason for Landlord's inability to obtain such signature, any such lessor or Mortgagee shall be deemed to have elected that this Lease be superior to the lease, mortgage or deed of trust in question, and Tenant shall, at the request of such lessor, mortgagee or beneficiary (or purchaser at any sale pursuant to the mortgage or deed of trust), attorn to any such party or enter into a new lease with such party (as Landlord) for the balance of the Term then remaining hereunder upon the same terms and conditions as those herein, provided, however, that such party shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord, provided however, that such party shall be obligated to cure any default that is continuing as of the date such party acquires title to the Premises within a reasonable period after the date Tenant delivers written notice of such default to such party; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

23.02 MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty
(30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

                              ARTICLE TWENTY-FOUR
                                    NOTICES

      (a) All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid.

      (b) All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Sections 1.01 (2) and (3).

      (c) Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon deposit in the mail or with such courier service. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service.


      (d) By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right form time to time during the time during the term or this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

                             ARTICLE TWENTY.1FIVE
                               EXERCISE FACILITY

Tenant agrees to inform all employees of Tenant of the following: (i) the exercise facility is available for the use of the employees of tenants of the Project only and for no other person; (ii) use of the facility is at the risk of Tenant or Tenant's employees, and all users must sign a release; (iii) the facility is unsupervised; and (iv) users of the facility must report any needed equipment maintenance or any unsafe conditions to the Landlord immediately. Landlord may discontinue providing such facility at Landlord's sole option at any time without incurring any liability. As a condition to the use of the exercise facility, Tenant and each of Tenant's employees that uses the exercise facility shall first sign a written release in form and substance acceptable to Landlord. Landlord may change the rules and/or hours of the exercise facility at any time, and Landlord reserves the right to deny access to the exercise facility to anyone due to misuse of the facility or noncompliance with rules and regulations of the facility.

                              ARTICLE TWENTY-SIX
                                 MISCELLANEOUS

26.01 LATE CHARGES

      (a) All payments required hereunder (other than the Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, which shall be due as hereinbefore provided, and the late charge described in Subsection (b) below, which shall be due when provided without notice or demand) to Landlord shall be paid within ten (10) days after Landlord's demand therefor. All such amounts (including Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, but excluding the late charge) not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

      (b) In the event Tenant is more than five (5) days late in paying any installment of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent. Notwithstanding the foregoing, with respect only to the first occasion of late payment within the first year after the date of this Lease, the late charge shall not be payable unless the payment in question is not received within five
(5) days after written notice from Landlord. The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant, and (ii) the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph (a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

      (c) Payment of interest at the Default Rate and/or of late charges shall not excuse or cure any default by Tenant under this Lease, nor shall the foregoing provisions of this Article or any such payments prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay Rent when due, including the right to terminate this Lease.

26.02 NO JURY TRIAL; VENUE; JURISDICTION

Each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Project is located, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. By execution of this Lease the parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial pursuant to and in accordance with Section 631 of the California Code of Civil Procedure. No party has in any way agreed with or represented to any other Party that the provisions of this Section will not be fully enforced in all instances. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

26.03 DEFAULT UNDER OTHER LEASE

It shall be a Default under this Lease if Tenant holding any other lease with Landlord for premises in the Project defaults under such lease and as a result thereof such lease is terminated or terminable.

26.04 OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, but when executed by Tenant and delivered to Landlord, the Lease shall constitute an irrevocable offer by Tenant in effect for fifteen (15) days to lease the Premises on the terms and conditions herein contained.

26.05 TENANT AUTHORITY

Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.

26.06 ENTIRE AGREEMENT

This Lease, the Exhibits and Riders attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

26.07 MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

26.08 EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation of Landlord in connection with this Lease shall only be enforced against Landlord's equity interest in the Property up to a maximum of Five Million Dollars ($5,000,000.00) and in no event against any other assets of the Landlord, or Landlord's officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount.

26.09 ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term. Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article Ten, and Landlord may accept such payment on account of the amount due without prejudice to Landlord's right to pursue any remedies available to Landlord.

26.10 LANDLORD'S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, and any remaining liability of Landlord with respect to this Lease shall be limited to Five Million Dollars ($5,000,000.00) and Tenant shall not be entitled to any judgment in excess of such amount.

26.11 BINDING EFFECT

Subject to the provisions of Article Ten, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.


26.12 CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

26.13 TIME; APPLICABLE LAW; CONSTRUCTION

Time is of the essence of this Lease and each and all of its provisions. This Lease shall be constructed in accordance with the Laws of the State of California. If more than one person signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several. If any term, convenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law. Wherever the term "including" or "includes" is used in this Lease, it shall have the same meaning as if followed by the phrase "but not limited to". The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

26.14 ABANDONMENT

In the event Tenant vacates or abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises and (iii) during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.02(b) or pursuant to California Civil Code Section 1951.3 terminating Tenant's right to possession, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, and the Lease shall continue in effect.

26.15 LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

If Tenant fails timely to perform any of its duties under this Lease, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant upon reasonable prior notice to Tenant, except in the event of an emergency, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

26.16 SECURITY SYSTEM

Landlord shall not be obligated to provide or maintain any security patrol or security system. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

26.17 NO LIGHT, AIR OR VIEW EASEMENTS

Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

26.18 RECORDATION

Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall be a Default for which there shall be no cure or grace period. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form.

26.19 SURVIVAL

The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and/or Indemnitees shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements of Landlord or Tenant which by their terms survive expiration or termination of the Lease.

26.20 RIDERS

All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in
Section 1.01(4) hereof.

TENANT:                               LANDLORD:
-------                               --------

Phone.com, Inc.,                      Metropolitan Life Insurance Company,
a Delaware corporation                a New York corporation



By      /s/ Alan Black                By         illegible
  -------------------------------       ----------------------------------------

          ALAN BLACK                             illegible
  -------------------------------       ----------------------------------------
          Print name                                 Print name

Its         CFO                       Its        Vice-President
   ------------------------------        ---------------------------------------
   (Chairman of Board, President
         or Vice President)

By     /s/ Linda Speer
  -------------------------------

          LINDA SPEER
  -------------------------------
          Print name

Its   VICE PRESIDENT OF FINANCE
   ------------------------------
       (Secretary, Assistant
     Secretary, CFO or Assistant
             Treasurer)

                                   EXHIBIT A
                               PLAN OF PREMISES









                              Exhibit A - Page 1

        [FLOOR PLAN OF PREMISES (BUILDING 1-101 SAGINAW) APPEARS HERE]

       [FLOOR PLAN OF PREMISES (BUILDING 12-595 PENOBSCOT) APPEARS HERE]

                                   EXHIBIT B
                             WORKLETTER AGREEMENT

                           (intentionally ornitted)





                              Exhibit B - Page 1

                                   EXHIBIT C
                             SITE PLAN OF PROJECT


                                     [MAP]



                               ------------------------------
    Legend:                     Phase I: Buildings 1-8
 *  two-story building          Phase II: Buildings 9-12, 27
(D) dock door                   Phase III: Buildings 14-26      Not Part of "Project"
                               ------------------------------





                              Exhibit C - Page 1

                                   EXHIBIT D

         FORM OF SUBORDINATION, NONDISTURBANCE & ATTORNMENT AGREEMENT


------------------------------

 RECORDING REQUESTED
 BY AND WHEN
 RECORDED RETURN TO:

                    , Esq.
 -------------------
 -------------------
 -------------------
 -------------------
------------------------------


                                SUBORDINATION,
                                NONDISTURBANCE
                           AND ATTORNMENT AGREEMENT

NOTICE:  THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT
         AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

                                DEFINED TERMS
================================================================================
 Execution Date:
--------------------------------------------------------------------------------
 Beneficiary & Address:


 Attn.:
 with a copy to:


--------------------------------------------------------------------------------
 Tenant & Address:


--------------------------------------------------------------------------------
 Landlord & Address:


--------------------------------------------------------------------------------
 Loan: A first mortgage loan in the original principal amount of $
   from Beneficiary to Landlord.
--------------------------------------------------------------------------------
 Note: A Promissory Note executed by Landlord in favor of Beneficiary in the amount of the Loan dated as of


--------------------------------------------------------------------------------
 Deed of Trust: A Deed of Trust, Security Agreement and Fixture Filing dated as
 of              executed by Landlord, to               as Trustee, for the
 benefit of Beneficiary securing repayment of the Note to be recorded in the records of the County in which the Property is located.

--------------------------------------------------------------------------------
 Lease and Lease Date: The lease entered into by Landlord and Tenant dated as
 of          covering the Premises.
 [Add amendments]
--------------------------------------------------------------------------------
 Property: [Property Name]
       [Street Address 1]
       [City, State, Zip]

       The Property is more particularly described on Exhibit A.
                                                      ---------

================================================================================


                              Exhibit D - Page 1

        THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement') is made by and among Tenant, Landlord, and Beneficiary and affects the Property described in Exhibit A. Certain terms used in this Agreement are
                          ---------
defined in the Defined Terms. This Agreement is entered into as of the Execution Date with reference to the following facts:

        A. Landlord and Tenant have entered into the Lease covering certain space in the improvements located in and upon the Property (the "Premises").

        B. Beneficiary has made or is making the Loan to Landlord evidenced by the Note. The Note is secured, among other documents, by the Deed of Trust.

        C. Landlord, Tenant and Beneficiary all wish to subordinate the Lease to the lien of the Deed of Trust.

        D. Tenant has requested that Beneficiary agree not to disturb Tenant's rights in the Premises pursuant to the Lease in the event Beneficiary forecloses the Deed of Trust, or Beneficiary or a third party acquires the Property pursuant to the trustee's power of sale contained in the Deed of Trust or receives a transfer of the Property by a conveyance in lieu of foreclosure of the Property (collectively, a "Foreclosure Sale") but only if Tenant is not then in default after notice and expiration of any applicable cure period under the Lease and Tenant attorns to Beneficiary or a third party purchaser at the Foreclosure Sale (a "Foreclosure Purchaser").

        NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

        1.  Subordination. The Lease and the leasehold estate created by
            -------------
the Lease and all of Tenant's rights under the Lease are and shall remain subordinate to the Deed of Trust and the lien of the Deed of Trust, to all rights of Beneficiary under the Deed of Trust and to all renewals, amendments, modifications and extensions of the Deed of Trust.

        2.  Acknowledgments by Tenant. Tenant agrees that (a) Tenant has
            -------------------------
notice that the Lease and the rent and all other sums due under the Lease have been or are to be assigned to Beneficiary as security for the Loan. In the event that Beneficiary notifies Tenant of a default under the Deed of Trust and requests Tenant to pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall pay such sums directly to Beneficiary or as Beneficiary may otherwise request and Tenant shall be entitled to full credit under the Lease for any rent and other sums paid to Beneficiary. (b) Tenant shall send a copy of any notice of default under the Lease to Beneficiary at the same time Tenant sends such notice to Landlord. (c) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.

        3.  Foreclosure and Sale. In the event of a Foreclosure Sale,
            --------------------

            (a) So long as Tenant complies with this Agreement and is not in default under any of the provisions of the Lease after notice and expiration of any applicable cure period, the Lease shall continue in full force and effect as a direct lease between Beneficiary and Tenant, and Beneficiary will not disturb the possession of Tenant, subject to this Agreement. Tenant agrees to attorn to and accept Beneficiary as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease. Upon Beneficiary's acquisition of title to the Property, Beneficiary will perform all of the obligations imposed on the Landlord by the Lease except as set forth in this Agreement; provided, however that Beneficiary shall not be: (i) liable for any act or omission of a prior landlord (including Landlord), provided however, that Beneficiary shall be obligated to cure any default that is continuing as of the date Beneficiary acquires title to the Premises within a reasonable period after the date Tenant delivers written notice of such default to Beneficiary; or (ii) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord); or (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other sum that Tenant may have paid in advance to any prior landlord (including Landlord) unless received by Beneficiary; or (iv) bound by any amendment, modification, assignment or termination of the Lease made without the written consent of Beneficiary;
     (v) obligated or liable with respect to any representations, warranties or indemnities contained in the Lease; or (vi) liable to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property which is not entered into by Beneficiary.

            (b) Upon the written request of Beneficiary after a Foreclosure Sale, the parties shall execute a lease of the Premises upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease.

        4.  Subordination and Release of Purchase Options. Tenant represents
            ---------------------------------------------
that it has no right or option of any nature to purchase the Property or any portion of the Property or any interest in the Borrower. To the extent Tenant has or acquires any such right or option, these rights or options are

                              Exhibit D - Page 2
acknowledged to be subject and subordinate to the Mortgage and are waived and released as to Beneficiary and any Foreclosure Purchaser.

       5.  Acknowledgment by Landlord. In the event of a default under the Deed
           --------------------------
of Trust, at the election of Beneficiary, Tenant shall and is directed to pay all rent and all other sums due under the Lease to Beneficiary, and Tenant shall be entitled to full credit under the Lease for any rent and other sums paid to Beneficiary.

       6.  Construction of Improvements. Beneficiary shall not have any
           ----------------------------
obligation or incur any liability with respect to the completion of the improvements in which the Premises are located at the commencement of the term of the Lease, provided that Beneficiary shall be obligated to pay any unpaid Landlord's Maximum Contribution, if any, then owing to Tenant.

       7.  Notice. All notices under this Agreement shall be deemed to have been
           ------
properly given if delivered by overnight courier service or mailed by United States certified mail, with return receipt requested, postage prepaid to the party receiving the notice at its address set forth in the Defined Terms (or at such other address as shall be given in writing by such party to the other parties) and shall be deemed complete upon receipt or refusal of delivery.

       8.  Miscellaneous. Beneficiary shall not be subject to any provision of
           -------------
the Lease that is inconsistent with this Agreement. Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Deed of Trust. This Agreement shall be governed by and construed in accordance with the laws of the State of in which the Property is located.

       9.  Liability and Successors and Assigns. In the event that Beneficiary
           ------------------------------------
acquires title to the Premises or the Property, Beneficiary shall have no obligation nor incur any liability beyond Beneficiary's then equity interest in the Property but in no event in excess of Five Million Dollars ($5,000,000), and Tenant shall look solely to such equity interest for the payment and performance of any obligations imposed upon Beneficiary under this Agreement or under the Lease. This Agreement shall run with the land and shall inure to the benefit of the parties and, their respective successors and permitted assigns including a Foreclosure Purchaser. If a Foreclosure Purchaser acquires the Property or if Beneficiary assigns or transfers its interest in the Note and Deed of Trust or the Property, all obligations and liabilities of Beneficiary under this Agreement shall terminate and be the responsibility of the Foreclosure Purchaser or other party to whom Beneficiary's interest is assigned or transferred. The interest of Tenant under this Agreement may not be assigned or transferred except in connection with an assignment of its interest in the Lease which has been consented to by Beneficiary, except an assignment which the Lease permits without the prior written consent of Landlord.

       IN WITNESS WHEREOF, the parties have executed this Subordination, Nondisturbance and Attornment Agreement as of the Execution Date.

NOTICE: THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT CONTAINS
        PROVISIONS WHICH ALLOW THE PERSON OBLIGATED ON THE LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE PROPERTY.

IT IS RECOMMENDED THAT THE PARTIES CONSULT WITH THEIR ATTORNEYS PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT.

BENEFICIARY:
                          ---------------------------------,
                          a
                            --------------------------------

                          By
                             -------------------------------
                          Its
                             -------------------------------

TENANT:
                          ---------------------------------,
                          a
                            --------------------------------

                          By
                             -------------------------------
                          Its
                             -------------------------------

LANDLORD:
                          ---------------------------------,
                          a
                            --------------------------------

                          By
                             -------------------------------
                          Its
                             -------------------------------


                               Exhibit D - Page 3

     EXHIBIT A OF SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

                             PROPERTY DESCRIPTION



                              Exhibit D - Page 4

State of
        ------------
County of
         ------------

On              , 2000 before me,                    , personally appeared
   -------------                  -------------------
                   , personally known to me (or proved to me on the basis of
-------------------
satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature                                         (Seal)
          ------------------------------

                      **********************************

State of
        -----------
County of
         -----------

On              , 2000 before me,                    , personally appeared
   -------------                  -------------------
                   , personally known to me (or proved to me on the basis of
-------------------
satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature                                         (Seal)
          ------------------------------

                     ************************************

State of
        -----------
County of
         -----------

On              , 2000 before me,                    , personally appeared
   -------------                  -------------------
                   , personally known to me (or proved to me on the basis of
-------------------
satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


WITNESS my hand and official seal.

Signature                                         (Seal)
          ------------------------------

                              Exhibit D - Page 5

                                   EXHIBIT E
                                   ---------

                        ANTENNA; ROOF SPACE; CABLE PATH

"Antenna" or "Antennas" means only one (1), or two (2) if Tenant exercises its option for a second, receive-only micro dish style satellite antenna(s) and mounting structure, and the design, size and features of each are subject to approval in writing by Landlord prior to installation of the respective Antenna. Tenant may not have more than one (1) Antenna on each Building respectively housing the Penobscot Space and the Saginaw Space.

"Roof Space" means the space and dimensions thereof to be designated and approved in writing by Landlord prior to installation.

The "Cable Path" route shall be located in the particular location and manner approved in writing by Landlord prior to installation.


                              Exhibit E - Page 1

                                    RIDER 1
                          COMMENCEMENT DATE AGREEMENT


Metropolitan Life Insurance Company, a New York corporation ("Landlord"), and Phone.com, Inc., a Delaware corporation ("Tenant"), have entered into a certain Lease dated as of January 21, 2000 (the "Lease").
                          --

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 2.02(b) of the Lease;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

    1. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

    2.  The Commencement Date of the Lease is as follows:

                     as to the Penobscot Space; and
        ------------
                     as to the Saginaw Space.
        ------------

    3.  The Expiration Date of the Lease is             .
                                          -------------

    4.  Tenant hereby confirms the following:

        (a) That it has accepted possession of the premises pursuant to the terms of the Lease;

        (b) That the Landlord Work, if any, is Substantially Complete; and

        (c) That the Lease is in full force and effect.

    5. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

    6. The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Commencement Date Agreement and such execution and delivery have been duly authorized.

TENANT                                LANDLORD
------                                --------
Phone.com, Inc.,                      Metropolitan Life Insurance Company,
a Delaware corporation                a New York corporation


By                                    By
   ---------------------------           --------------------------

   ---------------------------           --------------------------
     Print name                            Print name

Its                                   Its
    --------------------------            -------------------------
(Chairman of Board, President
or Vice President)


By
   ---------------------------

   ---------------------------
     Print name

Its
    --------------------------
(Secretary, Assistant Secretary,
CFO or Assistant Treasurer)


                             Rider 1 - Page 1 of 1

                                    RIDER 2
                             ADDITIONAL PROVISIONS

    This Rider 2 ("Rider") is attached to and a part of a certain Lease dated as of January 21, 2000, executed concurrently herewith by Metropolitan Life
           --
Insurance Company, a New York corporation, as Landlord, and Phone.com, Inc. a Delaware corporation (for purposes of this Rider, "Phone.com"), as Tenant, for the Premises as described therein (the "Lease").

SECTION 1.  DEFINED TERMS; FORCE AND EFFECT

Capitalized terms used in this Rider shall have the same meanings set forth in the Lease except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation. This Rider forms a part of the Lease. Without limiting the generality of the foregoing, any default by any party hereunder shall have the same force and effect as a default under the Lease. Should any inconsistency arise between this Rider and any other provision of the Lease as to the specific matters which are the subject of this Rider, the terms and conditions of this Rider shall control.

SECTION 2.  (intentionally omitted)

SECTION 3.  PREMISES LEASED "AS-IS"; DELIVERY; COMMENCEMENT DATE; AND
CONSTRUCTION

    3.1.  AS-IS; Delivery; Commencement Date. Notwithstanding any provision of
          ----------------------------------
the Lease to the contrary:

          (a) AS-IS. Except to the extent of Landlord's Maximum Contribution
              -----
described below, Landlord shall deliver the Premises to Tenant in its AS IS condition, without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them regarding the Premises; and Landlord shall not have any obligation to construct or install any tenant improvements or alterations or to pay for any such construction or installation.

          (b) Delivery & Commencement Date. Landlord may deliver the Premises in
              ----------------------------
separate components of the Saginaw Space and the Penobscot Space, and certain different conditions, terms and provisions apply respectively to the Saginaw Space and the Penobscot Space, as more particularly provided in this Rider 2 and elsewhere in this Lease.

              (1) With respect to each of the Saginaw Space and the Penobscot Space, the date Landlord delivers to Tenant each respective space is referred to herein as the "Delivery Date" of the respective space. Possession of such space will be adequately tendered to Tenant by Landlord either delivering the keys (or other means of access) to Tenant or Tenant's Broker, or by Landlord giving written notice that the keys (or other means of access) to the Premises are available for Tenant or its representative to pick up at the office of Landlord or of the Property Manager of the Building.

              (2) Landlord shall tender to Tenant possession of the Saginaw Space within two (2) business days after the date Landlord executes this Lease.

              (3) Tenant acknowledges that (i) the Penobscot Space is under a pre-existing lease to Rotary Rocket Company ("Rotary"); (ii) that Landlord will make good faith efforts, at no out-of-pocket cost to Landlord, to enter into and obtain a legally binding written agreement with Rotary modifying Rotary's pre-existing lease of the Penobscot Space to provide for Rotary's surrender of possession of the Penobscot Space and termination of Rotary's rights to the Penobscot Space, satisfactory in all respects in form and substance to Landlord, in Landlord's sole discretion (the "Rotary Termination Agreement"), but Landlord shall not be obligated and have no liability hereunder if it does not obtain the Rotary Termination Agreement or otherwise recover possession of the Penobscot Space in form and substance satisfactory to Landlord, in Landlord's sole discretion. Landlord shall tender to Tenant possession (as described above) of the Penobscot Space within a reasonable time after the date Landlord recovers possession of such space.

              (4) Tenant's possession of the Saginaw Space and/or the Penobscot Space, as applicable, from the Delivery Date to the Commencement Date may be referred to as the Interim Term for each respective space, and is to provide some time for purposes of design and construction of Tenant Work, fixturing and moving as to the respective space. Upon tender to Tenant of possession of such space, such space shall become subject to all of the terms, covenants and conditions of this Lease, including for example, insurance, indemnity and amounts payable under this Lease, except that Monthly Base Rent, Rent Adjustment Deposits and Rent Adjustments shall not be payable by Tenant and the initial Term shall not commence until the separate Commencement Date for each of the Penobscot Space and the Saginaw Space. The Commencement Date shall be determined separately for each of the Penobscot Space and the Saginaw Space, as follows: thirty (30) days after the Delivery Date of the Penobscot Space and forty-five
(45) days after the Delivery Date of the Saginaw Space.

          (c) Delay in Delivery. If Landlord does not obtain and tender
              -----------------
possession of the Saginaw Space and the Penobscot Space, as applicable, on or before the dates set forth above for each by reason of the following: (i) the holding over or retention of possession of any tenant, tenants or occupants, or

                             Rider 2 - Page 1 of 9

(ii) for any other reason, then Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the Commencement Date as to each of the Penobscot Space and the Saginaw Space shall be determined as provided in Section 3.1(b) of this Rider. No such failure to give possession shall affect the validity of this Lease or the obligations of the Tenant hereunder, provided however, if the Delivery Date of the Penobscot Space has not occurred on or before one hundred and twenty (120) days after the date Landlord executes this Lease, then the Penobscot Space shall not become part of the Premises, Tenant shall have no further obligation to lease the Penobscot Space, Landlord shall have no obligation to deliver or lease the Penobscot Space to Tenant, and this Lease shall continue in full force and effect with only the Saginaw Space as the Premises, the Expiration Date shall be the date which is 5 years after the Commencement Date of the Saginaw Space, and within one hundred and fifty (150) days after the date Landlord executes this
Lease: (x) Landlord shall refund the initial monthly installment of Monthly Base Rent in the amount of Forty-six Thousand Two Hundred and Eighty Dollars ($46,280.00) paid by Tenant for the Penobscot Space, and (y) the Security Deposit shall be reduced from the amount of Eight Hundred and Forty-nine Thousand Eight Hundred and Ninety-six Dollars and Thirty-six Cents ($849,896.36) to a new total of Five Hundred and Twenty-five Thousand and Fifty Dollars and Six Cents ($525,050.06), and Landlord shall refund to Tenant Three Hundred and Twenty-four Thousand, Eight Hundred and Forty-six Dollars and Thirty Cents ($324,846.30) of the funds previously held by Landlord as part of the Security Deposit. Within thirty (30) days following the later to occur of the Commencement Date for the Saginaw Space and the Commencement Date for the Penobscot Space, respectively, Landlord and Tenant shall enter into an agreement (which is attached to this Lease as Rider 1) confirming the Commencement Date
                                    -------
for each space, as applicable, and the Expiration Date. If Tenant fails to enter into such agreement, then the Commencement Date for each respective space shall be the date designated by Landlord in such agreement

     3.2  Landlord Work. Notwithstanding any provision of the Lease to the
          -------------
contrary, there is no Landlord Work required under this Lease.

     3.3. Tenant Work Generally. Landlord and Tenant acknowledge and agree that
          ---------------------
notwithstanding any provisions of the Lease to the contrary: (a) Tenant shall be responsible for all design, demolition, repair, remodeling, improvement or alteration in connection with its initial occupancy, which for purposes of this Lease is referred to as the Tenant Work; (b) all Tenant Work, if any, shall be done as Tenant Alterations within the meaning of Article Nine of the Lease, subject to and in compliance with all conditions and provisions of the Lease applicable to Tenant Alterations, except as otherwise expressly provided in this Rider; (c) Tenant's selection of Tenant's space planner and/or architect and Tenant's selection of contractor(s) shall be subject to Landlord's prior written approval, which shall not unreasonably be withheld, except that Landlord may in its sole discretion specify or approve the engineers and contractors to perform work relating to the Building's systems; (d) the plans and specifications for all Tenant Work shall be subject to Landlord's review and prior written approval, which shall not unreasonably be withheld, and in the event of disapproval, Landlord shall specify the reasonable grounds therefor; and Landlord will give Tenant notice of such approval or disapproval no later than ten (10) business days after receipt of Tenant's initial submissions, major revisions and major change orders, and no later than five (5) business days with respect to required revisions and change orders; (e) Tenant shall not be required to provide a letter of credit or a completion and lien indemnity bond for the Tenant Work; (f) such work (including all design, plan review, obtaining all approvals and permits, and construction) shall be at Tenant's sole cost and expense (subject to reimbursement to the extent of Landlord's Maximum Contribution), including delivery to Landlord of plans and specifications of such Tenant Work (including, upon completion, as-built mylar and digitzied (if available) sets of plans and specifications) to the extent such work is more than recarpeting and/or repainting, and (g) Tenant shall pay Landlord a fee ("Construction Monitoring Fee") for monitoring such design, construction and work by Tenant, which shall not exceed one and one-half percent (1.5%) of all "hard costs" of the Tenant Work. The design and performance of Tenant Work may (at Tenant's election) be done separately for each of the Saginaw Space and the Penobscot Space, and in such event this Section 3 applies to and governs each separate part of such Tenant Work, and shall apply separately to each of the Saginaw Space and Penobscot Space in the same way as if each were a separate job or separate Tenant Work.

     3.4. Design & Construction Responsibility for any Tenant Work. Tenant shall
          --------------------------------------------------------
be responsible for the suitability for the Tenant's needs and business of the design and function of all Tenant Work and for its construction in compliance with all Law as applicable and as interpreted at the time of construction of the Tenant Work, including all building codes and the ADA (as defined in the Lease). In the event that this Lease or any improvements or alterations in connection herewith triggers any upgrades or modifications of existing improvements in the Premises to comply with Law, Tenant shall also be responsible for such upgrades and modifications (subject to reimbursement to the extent of Landlord's Maximum Contribution. Tenant, through its architects and/or space planners ("Tenant's Architect"), shall prepare all architectural plans and specifications, and engineering plans and specifications, for the real property improvements to be constructed by Tenant in the Premises in sufficient detail to be submitted to Landlord for approval, to the extent required pursuant to Article Nine of the Lease, and to be submitted by Tenant for governmental approvals and building permits and to serve as the detailed construction drawings and specifications for the contractor, and shall include, among other things, all partitions, doors, heating, ventilating and air conditioning installation and distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone installations and outlets, any other installations required by Tenant, fire and life-safety systems, wall finishes and floor coverings, whether to be newly installed or requiring changes from the as-is condition of the Premises as of the date of execution of the Lease. Tenant shall be

                             Rider 2 - Page 2 of 9
responsible for the oversight, supervision and construction of all Tenant Work in compliance with this Lease, including compliance with all Law as applicable and as interpreted at the time of construction, including all building codes and the ADA.

     3.5. Landlord's Maximum Contribution: Amount; Reimbursable Costs & Payment.
          ---------------------------------------------------------------------
Landlord's Maximum Contribution means the amount or amounts, as applicable, described below to reimburse Tenant for the actual costs of design, engineering, plan review, obtaining all approvals and permits, and construction of Tenant Work respectively in each of the Saginaw Space and Penobscot Space, and shall be payable as provided below: (a) up to a maximum of Two Hundred and Nine Thousand, Four Hundred and Forty-seven Dollars ($209,447.00) only for Tenant Work in the Saginaw Space, and (b) up to a maximum of Ninety-two Thousand Five Hundred and Sixty Dollars ($92,560.00) only for Tenant Work in the Penobscot Space, and if Landlord does not deliver the Penobscot Space and it does not become part of the Premises as described above, then Tenant has no right or claim with respect to this Penobscot Space portion of the Landlord's Maximum Contribution. In no event shall the Landlord's Maximum Contribution be used to reimburse any costs of designing, procuring or installing in the Premises any trade fixtures, movable equipment, furniture, furnishings, telephone equipment, cabling for any of the foregoing, or other personal property (collectively "Personal Property" for purposes of this Rider), and the cost of such Personal Property shall be paid by Tenant. Landlord's Maximum Contribution shall be paid to Tenant within 30 days after the later of final completion of the Tenant Work in the respective Saginaw Space or Penobscot Space and Landlord's receipt of (i) a certificate of occupancy (if applicable), (ii) final as-built plans and specifications, including as-built mylar and digitzied (if available) sets of plans and specifications, (iii) full, final, unconditional lien releases, and (iv) reasonable substantiation of costs incurred by Tenant with respect to such Tenant Work. Tenant must prior to expiration of nine (9) months after the Commencement Date of the respective space submit written application with the items required above for disbursement or reimbursement for any reimbursable costs out of the Landlord's Maximum Contribution, and to the extent of any funds for which application has not been made prior to that date or if and to the extent that the reimbursable costs of the Tenant Work in the respective space are less than the amount of Landlord's Maximum Contribution for such space, then Landlord shall retain the unapplied or unused balance of the Landlord's Maximum Contribution for such space and shall have no obligation or liability to Tenant with respect to such excess.

SECTION 4.  OPTION TO EXTEND.

     (a) Landlord hereby grants Tenant a single option to extend the initial Term of the Lease for an additional period of five (5) years (such period may be referred to as the "Option Term"), as to the entire Premises as it may then exist, upon and subject to the terms and conditions of this Section (the "Option To Extend"), and provided that at the time of exercise of such right: (i) Tenant or an Affiliate which is an assignee of the Lease which has satisfied the requirements of Subsections 10.01(e) and (f) of this Lease must be in occupancy of the entire Premises, except for sublease(s) in the aggregate not in excess of fifty percent (50%) of the Premises to Affiliate(s) which have satisfied the requirements of Subsections 10.01(e) and (f) of this Lease; and (ii) there has been no material adverse change in Tenant's financial position from such position as of the date of execution of the Lease, as certified by Tenant's independent certified public accountants and as supported by Tenant's certified financial statements, copies of which shall be delivered to Landlord with Tenant's written notice exercising its right hereunder.

     (b) Tenant's election (the "Election Notice") to exercise the Option To Extend must be given to Landlord in writing no earlier than the date which is fifteen (15) months before the Expiration Date and no later than the date which is twelve (12) months before the Expiration Date. If Tenant either fails or elects not to exercise its Option to Extend by not timely giving its Election Notice, then the Option to Extend shall be null and void.

     (c) The Option Term shall commence immediately after the expiration of the initial Term of the Lease. Tenant's leasing of the Premises during the Option Term shall be upon and subject to the same terms and conditions contained in the Lease except that (i) the Monthly Base Rent shall be amended to an amount to equal the "Option Term Rent", defined and determined in the manner set forth in the immediately following Subsection (and otherwise, Tenant shall continue to pay Rent Adjustments and other charges pursuant to the Lease and Tenant shall continue to pay directly the utility or service provider for all utilities or services which Tenant is to obtain directly pursuant to other provisions of the Lease); (ii) Tenant shall accept the Premises in its "AS-IS" condition without any obligation of Landlord to repaint, remodel, repair, improve or alter the Premises or to provide Tenant any allowance therefor; and (iii) there shall be no further option or right to extend the term of the Lease. If Tenant timely and properly exercises the Option To Extend, references in the Lease to the Term shall be deemed to mean the initial Term as extended by the Option Term unless the context clearly requires otherwise.

     (d) The Option Term Rent shall mean the greater of (i) the Monthly Base Rent payable by Tenant under this Lease calculated at the rate applicable for the last full month of the initial Term ("Preceding Rent") (during the Option Term, Tenant shall continue to pay Rent Adjustments and other charges pursuant to the Lease and Tenant shall continue to pay directly the utility or service provider for all utilities or services which Tenant is to obtain directly pursuant to other provisions of the Lease, but such amounts shall not be counted as part of the Preceding Rent as used herein) or (ii) the "Prevailing Market Rent". As used herein Prevailing Market Rent shall mean the rent and all other monetary payments, escalations and triple net payables by Tenant, including consumer price increases, that Landlord could obtain from a third party desiring to lease the Premises for a term equal to the Option

                             Rider 2 - Page 3 of 9

Term and commencing when the Option Term is to commence under market leasing conditions, and taking into account the following: the size, location and floor levels of the Premises, the type and quality of tenant improvements; age and location of the Project, quality of construction of the Project, services to be provided by Landlord or by tenant; the rent, all other monetary payments and escalations obtainable for new leases of space comparable to the Premises in the Project and in comparable buildings in the mid-Peninsula area, and other factors that would be relevant to such a third party in determining what such party would be willing to pay therefor, provided, however, that Prevailing Market Rent shall be determined without reduction or adjustment for "Tenant Concessions" (as defined below), if any, being offered to prospective new tenants of comparable space. For purposes of the preceding sentence, the term "Tenant Concessions" shall include, without limitation, so-called free rent, tenant improvement allowances and work, moving allowances, and lease takeovers. The determination of Prevailing Market Rent based upon the foregoing criteria shall be made by Landlord, in the good faith exercise of Landlord's business judgment. Within thirty (30) days after Tenant's exercise of the Option To Extend, Landlord shall notify Tenant of Landlord's determination of Option Term Rent for the Premises. If Landlord's determination of Prevailing Market Rent is greater than the Preceding Rent, and if Tenant, in Tenant's sole discretion, disagrees with the amount of Prevailing Market Rent determined by Landlord, Tenant may elect to revoke and rescind the exercise of the option by giving written notice thereof to Landlord within thirty (30) days after notice of Landlord's determination of Prevailing Market Rent.

     (e) This Option to Extend is personal to Phone.com and may not be used by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity other than an Affiliate which is an assignee of the Lease which has satisfied the requirements of Subsections 10.01(e) and (f) of this Lease, and such Affiliate may exercise the right without Tenant joining in or consenting to such exercise, and notwithstanding any provision of the Lease to the contrary, Tenant shall remain liable for all obligations under the Lease, including those resulting from any such exercise with the same force and effect as if Tenant had joined in such exercise.

     (f) Upon the occurrence of any of the following events, Landlord shall have the option, exercisable at any time prior to commencement of the Option Term, to terminate all of the provisions of this Section with respect to the Option to Extend, with the effect of canceling and voiding any prior or subsequent exercise so this Option to Extend is of no force or effect:

          (i) Tenant's failure to timely exercise the Option to Extend in accordance with the provisions of this Section.

          (ii) The existence at the time Tenant exercises the Option to Extend or at the commencement of the Option Term of any Default on the part of Tenant under the Lease.

          (iii) Tenant's third default under the Lease prior to the commencement of the Option Term, notwithstanding that all such defaults may subsequently be cured.

In the event of Landlord's termination of the Option to Extend by reason of Tenant's Default pursuant to Subsection 4(f)(ii) of this Rider, Tenant shall reimburse Landlord for all costs and expenses Landlord incurs in connection with Tenant's exercise of the Option to Extend, including costs and expenses with respect to any brokerage commissions and attorneys' fees, and with respect to the design, construction or making of any tenant improvements, repairs or renovation or with respect to any payment of all or part of any allowance for any of the foregoing .

     (g) Without limiting the generality of any provision of the Lease, time shall be of the essence with respect to all of the provisions of this Section.

SECTION 5.  MONUMENT SIGNAGE.

     (a)  Grant of Right. Notwithstanding any provision of Section 6.06 of the
          --------------
Lease to the contrary, so long as Tenant is in continuous operation at and occupancy of at least fifty percent (50%) of the entire Premises, Tenant shall have the right to place Tenant identification on one line of one existing, exterior monument sign for each of the two (2) Buildings in which the Premises are located, subject to the terms and conditions set forth in this Section ("Exterior Sign Right").

     (b)  General Conditions & Requirements. The size, type, style, materials,
          ---------------------------------
color, method of installation and exact location of the sign, and the contractor for and all work in connection with the sign, contemplated by this Section shall
(i) be subject to Tenant's compliance with all applicable laws, regulations and ordinances and with any covenants, conditions and restrictions of record which affect the Property; (ii) be subject to Tenant's compliance with all requirements of Landlord's current Project signage criteria at the time of installation; (iii) be consistent with the design of the Building and the Project; (iv) be further subject to Landlord's prior written consent. Tenant shall, at its sole cost and expense, procure, install, maintain and remove such sign.

     (c)  Removal & Restoration. Upon the expiration or termination of the
          ---------------------
Exterior Sign Right, but in no event later than the expiration of the Term or earlier termination of the Lease, Tenant shall, at its sole cost and expense, remove such sign and shall repair and restore the area in which the sign was located to its condition prior to installation of such sign.

                             Rider 2 - Page 4 of 9

     (d)  Right Personal. The Exterior Sign Right under this Section is personal
          --------------
to Phone.com and may not be used by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity other than an assignee of the Lease which has satisfied the requirements of Article Ten of this Lease.

SECTION 6. ROOF ANTENNA.

     (a)  Grant of License. Landlord hereby grants Tenant the option for a non-
          ----------------
exclusive license (the "License") to install, operate, maintain and use the Equipment (defined below) upon and subject to the terms and conditions described in this Section, and Tenant hereby accepts from Landlord said option and license.

     (b)  Permitted Use; Equipment; Location. The use permitted by this license
          ----------------------------------
is solely to install, operate, maintain and use, for the sole purpose of reception of communication and data signals, the following:

          (i) a maximum of two antennas (not more than one (1) Antenna on each Building, respectively housing the Penobscot Space and the Saginaw Space), as defined in Exhibit E hereto (as applicable, the "Antenna" or "Antennas") on the
           ---------
open space of the roof (the "Roof") of the Building in the particular location described on Exhibit E hereto (the "Roof Space"); and
             ---------

          (ii) connections for the Antenna(s) for (x) electrical wiring to the Building's existing electrical supply and (y) cable or similar connection necessary to connect the Antenna(s) with Tenant's related equipment located in the Premises. The routes or paths for such connections shall be through the Building's existing risers, conduits and shafts, subject to reasonable space limitations and Landlord's requirements for use of such areas, and in all events subject to Landlord's approval of location, plans and installation pursuant to other provisions of this License (such routes or paths are collectively referred to as the "Cable Path" and all such electrical and other connections are referred to collectively as "Connections"). The Antenna(s) and Connections are collectively referred to as the "Equipment".

     (c)  Exercise. Tenant may exercise this option for one Antenna or two
          --------
Antennas, and if Tenant first exercises this option for only one Antenna, Tenant may thereafter exercise the option for a second Antenna. In no event shall this option allow Tenant more than two Antennas. Tenant shall exercise this option, (for either or both Antennas) if at all, by Tenant giving Landlord written notice at least ninety (90) days prior to the desired installation date.

     (d)  Term. The term of the License shall commence upon the date of exercise
          ----
of the option as to each respective Antenna and shall terminate upon the earlier of (i) the date of expiration or earlier termination of the Lease Term or of Tenant's right to possession of the Premises; (ii) the date on which any Law requires the removal or prohibits the use of the Equipment; (iii) at Landlord's option, as an additional remedy hereunder, exercisable by written notice to Tenant in the event that the Equipment or manner of installation is not in compliance with the provisions hereof; or (iv) as provided in Subsection (f) below. Except as otherwise provided in this Lease, this License shall not be revocable and shall continue for the full term, unless sooner terminated as otherwise provided in this Section. Notwithstanding any provision of this License to the contrary, Tenant shall have the right to terminate this License, as to either or both Antennas, prior to the expiration or termination of the Lease upon Tenant's giving Landlord not less than thirty (30) days prior written notice. If such notice specifies Tenant is terminating this License as to only one specified Antenna, then all rights hereunder with respect to the specified Antenna shall be thereby terminated, but Tenant shall retain any unexercised right to a second Antenna or if the second Antenna is then in place, this License shall continue for that single Antenna pursuant to all other terms and conditions hereof. If Tenant's notice does not specify that the termination is only as to one Antenna, it shall be deemed to terminate all rights of Tenant under this License as to both Antennas.

     (e)  License Non-Exclusive. Tenant acknowledges and agrees that Landlord
          ---------------------
has previously granted others rights to use the Roof or other areas of the Building or the Project for antennas or other equipment for the reception or transmission of data or other signals, and that the rights granted to Tenant pursuant to this License are expressly subject and subordinate to the rights previously granted to others, whether or not such others have exercised such rights as of the date of the Lease, and the Equipment shall not interfere with any antennas and equipment now or hereafter installed pursuant to any such rights on the Roof or at the Project. Tenant further acknowledges and agrees that Landlord shall have the right hereafter to grant rights to third parties to use the Roof or other space at the Building or Project for, among other things, antennas or other devices for the reception or transmission of communication, data or other signals.

     (f)  Interference. Without limiting the generality of any other provision
          ------------
hereof, Tenant agrees that the installation, maintenance and operation of the Equipment shall not cause any electrical, electromagnetic, radio frequency or other interference. If, in the sole judgment of Landlord, any electrical, electromagnetic, radio frequency or other interference shall result from the operation of any of Tenant's Equipment, Tenant agrees that Landlord may, at Landlord's option, shut down Tenant's equipment upon not less than four (4) hours prior verbal notice to Tenant; provided, however that if an emergency situation exists, which Landlord reasonably determines in its sole discretion to be attributable to Tenant's equipment, Landlord may immediately notify Tenant verbally, who shall act immediately to remedy the emergency situation. Should Tenant fail to so remedy said emergency situation, Landlord may then act to shut down Tenant's Site Equipment. Tenant shall indemnify and defend Landlord and hold it harmless from all

                             Rider 2 - Page 5 of 9
expenses, costs, damages, loss, claims or other liabilities arising out of said shutdown. Tenant agrees to cease operations with regard to satellite dish reception (except for intermittent testing on a schedule approved by Landlord) until the interference has been corrected to the satisfaction of Landlord. If such interference has not been corrected within 60 days, Landlord may, at its sole option, either terminate this License forthwith, or may require that Tenant immediately remove from the Antenna Site the specific item of Site Equipment causing such interference, in which latter case the Monthly License Fee shall be reduced by the portion of the fee applicable to such equipment for the remainder of the Term and all other terms and conditions of this License shall remain in full force and effect.

     (g)  Condition; Services; Risk of Loss; Access.
          -----------------------------------------

          (1) Tenant shall accept the Roof Space and Cable Path in its condition and "as-built" configuration existing on the date or dates of exercise of the option or options, as applicable. Landlord has made no representations or promise as to the suitability or effectiveness of any part of the Roof for Tenant's proposed use, or as to any governmental requirements applicable to Tenant's proposed use, or as to the condition of (or alteration or improvement of) the Roof Space or the Cable Path unless and except as expressly set forth herein.

          (2) Tenant may connect to and use the Building's existing electrical supply, but Tenant shall be responsible for the cost of supplying electricity to the Equipment, including without limitation, electricity usage, installation, maintenance and repair of any Connections and of any separate meter required by Landlord. Electric usage shall be determined, at Landlord's option, either (a) by meter installed by Landlord at Tenant's sole cost and expense, or (b) by Landlord's reasonable estimate. Tenant shall pay Landlord monthly, within fifteen (15) days of being billed therefor, for all electricity used in connection with the operation of the Equipment.

          (3) Landlord is not obligated to furnish any security for the Roof Space or Cable Path. Tenant assumes full responsibility for protecting from theft or damage the Equipment and any other tools or equipment that Tenant may use in connection with the installation, repair or maintenance of the Equipment, assumes all risk of theft, loss or damage, waives any claim with respect thereto against Landlord and its property manager (and the employees, owners, partners and agents of each), and hereby indemnifies and agrees to hold harmless and defend such parties from any claims, losses, liabilities, damages or expenses arising out of the foregoing, including without limitation, subrogation claims by Tenant's insurers.

          (4) Landlord shall allow Tenant reasonable access to the Roof Space and Cable Path for the purposes of installation, maintenance and repair of the Equipment during normal business hours of the Building upon Tenant's reasonable advance request, subject to reasonable rules and restrictions of Landlord.

     (h)  Plans; Installation & Maintenance. Tenant or Tenant's employees,
          ---------------------------------
agents or contractors, subject to Landlord's prior written approval, shall install and maintain the Equipment at Tenant's sole cost and expense. The Equipment and work related to its installation ("Installation Work") shall be subject to (i) obtaining Landlord's prior written approval of plans and specifications, which approval shall not be unreasonably withheld, and Tenant acknowledges and agrees that, without limiting the generality of the foregoing, it shall be reasonable for Landlord to disapprove any Antenna if it does not have a non-penetrating mast mount design, if it exceeds Roof load limitations, or if it exceeds the height of the Roof parapet; and (ii) all additional requirements that apply with respect to alterations by Tenant to the Premises under the Lease. The plans and specifications for the Equipment shall include, without limitation, Antenna and mounting structure design and size, floor and power load requirements, cabling installations, the means of affixing or mounting the Antenna(s), and the means of connecting the Antenna(s) to the Building's electrical system and to the Premises. Tenant shall deliver to Landlord such additional information as may be requested by Landlord from time to time. Installation Work shall be completed in accordance with the foregoing and in a good and workmanlike manner in cooperation with Landlord. All labor used by Tenant or any of Tenant's agents or contractors shall be compatible with then existing labor in the Building. Tenant shall notify Landlord of the date of substantial completion of any installation of the Equipment. Tenant shall keep its Equipment, the Roof Space, Cable Path and the areas immediately surrounding same neat and clean. With respect to all operations with respect to the Antenna(s), Tenant shall conduct its business and control its agents, employees and invitees in such manner as not to create any nuisance, or interfere with, annoy or disturb any other licensee or tenant of the Building or Landlord in its operation of the Building (including the Roof Space and Cable Path). Landlord shall have no obligation to license, maintain, operate or safeguard the Site Equipment.

     (i)  Roof Damage. Any damage to the Roof or any other portion of the
          -----------
Building resulting from the installation, operation, maintenance or removal of the Equipment, including without limitation, leakage, water damage or damage to the roof membrane, shall be repaired by Landlord at Tenant's sole cost and expense. Tenant shall reimburse Landlord for any costs and expenses so incurred by Landlord within thirty (30) days after Landlord's written request therefor. Tenant shall, at Tenant's sole cost and expense, provide protection to the roof membrane as Landlord may deem necessary so that such membrane is not damaged by personnel in connection with installation, operation, maintenance or removal.

     (j)  Compliance With Laws. Tenant, at its sole cost and expense, shall
          --------------------
comply with all local, state and federal Laws, regulations and governmental authority requirements applicable to the installation, maintenance and operation of the Equipment. Tenant, at its sole cost and expense, shall be responsible for

                             Rider 2 - Page 6 of 9
obtaining, if required, any building permits, and any licenses or permits which may be required by the Federal Communication Commission (FCC), the Federal Aviation Administration (FAA) or any other governmental authority having jurisdiction over the Equipment or the Building. If necessary, Landlord agrees reasonably to cooperate with Tenant at Tenant's sole cost and expense, to obtain any appropriate licenses or permits. Without limiting the generality of the foregoing, if required by any such governmental authority, or by Landlord, Tenant shall (a) paint the dish portion of the Antenna, and (b) install a waterproof label on the Antenna specifying the name, address and phone number of the Tenant and the name and phone number of a contact in an emergency.

     (k)  Destruction/Condemnation. In the event the Roof is damaged to such a
          ------------------------
degree that the Antenna can no longer be operated or the Roof Space is taken by power of eminent domain. Tenant may immediately terminate its rights hereunder by providing written notice to Landlord. In the event of such a casualty or condemnation and provided that the Lease has been terminated because of such casualty or condemnation pursuant to the provisions therein, this License may also be terminated by Landlord simultaneous with the Lease termination, otherwise any damage to the Roof shall be repaired by Landlord, subject to all provisions of and limitations of the Lease.

     (l)  Termination; Equipment As Property of Tenant. Upon the expiration or
          --------------------------------------------
sooner termination of this License, Tenant shall immediately cease using the Roof Space and Cable Path. Tenant shall, at its own cost and expense, immediately remove the Equipment and shall restore the Roof Space and areas affected by the cabling installations to the condition in which they were found prior to the installation of the Equipment, reasonable wear and damage by casualty excepted. The Equipment shall be considered personal property of Tenant. Provided, however, if Tenant fails timely to remove the Equipment, it shall be deemed abandoned and may be claimed by Landlord or removed and disposed of by Landlord at Tenant's expense.

     (m)  Temporary Removal Of Antenna. Tenant, at its sole expense, shall
          ----------------------------
remove or relocate the Equipment on a temporary basis and upon ten (10) days written notice from Landlord at any time Landlord determines such removal or relocation is reasonably necessary or appropriate for the expeditious repair, replacement, alteration, improvement or additions to or of the Roof or any area of the Cable Path, or to access any such areas for Building needs.

     (n)  General Provisions; Rent; Default; Landlord Access; Liability;
          --------------------------------------------------------------
Indemnification. Tenant and Landlord acknowledge and agree that the Roof Space
---------------
is not a part of the Premises, but agree that except as otherwise provided in this Lease this License shall be upon and subject to the same conditions, covenants and terms contained in the Lease as apply with respect to the Premises, including without limitation, those pertaining to any act or omission in connection with Tenant's use, compliance with Laws, rent, utilities, repairs, alterations, default, indemnification and waiver of claims of the Lease, as fully as if the Roof Space and Cable Path were part of the Premises and as if the use under this License and all acts or omissions with respect to this License occurred in the Premises, provided that notwithstanding any provision of the Lease or of the foregoing to the contrary, Landlord and Tenant agree as follows: (i) for this License Tenant shall pay Landlord, as additional rent under the Lease in the same manner and at the same time as required for payments of Monthly Base Rent, commencing upon the date of exercise of the option as to each respective Antenna and continuing for the term of this License for the respective Antenna the amount per Antenna per month ("Antenna Rent") determined as follows: the rate per Antenna per month of the term of this License for the respective Antenna shall be Two Hundred and Fifty Dollars ($250.00) per month for the first year after the execution date of this Amendment, and for each year thereafter the rate shall increase by four percent (4%) annually, on a cumulative basis, which rate will increase regardless of whether or when Tenant exercises its option to install an Antenna; (ii) any default by Tenant or Landlord under any condition, term or covenant of this License shall be deemed a default by such party under the Lease, subject to the same rights and remedies of the parties with respect to, and with the same effect as, a default under other provisions of the Lease; (iii) any restriction (if any) on Landlord's access and entry to the Premises set forth in the Lease shall not apply to the Roof Space, and Landlord shall have full and unrestricted access over and to all areas of the Roof, and others having equipment or installations on the Roof shall have full and unrestricted access over and to the areas of the Roof on which such equipment or installations are located; (iv) if the real estate taxes or insurance premiums for the Building are increased as a result of the installation of the Equipment, then Tenant shall pay its share of any such increase directly attributable to such installation upon notice from Landlord, which notice shall include evidence of such increase; and (v) Tenant shall insure the Equipment under Tenant's liability and casualty insurance policies required under the Lease and provide Landlord with proof of same.

     (o)  License Personal. The Equipment shall be solely for the use of Tenant.
          ----------------
Tenant is specifically prohibited from selling, reselling, or distributing services associated with the Equipment to a third party. This License is personal to Phone.com and shall not be transferable or assignable, whether voluntarily or involuntarily, whether by operation of law or otherwise, either in connection with an assignment of the Lease, or a sublease of all or part of the Premises, or otherwise to any person or entity other than an Affiliate which is an assignee of the Lease which has satisfied the requirements of Subsections 10.01(e) and (f) of this Lease, and such Affiliate may exercise the right without Tenant joining in or consenting to such exercise, and notwithstanding any provision of the Lease to the contrary, Tenant shall remain liable for all obligations under the Lease, including those resulting from any such exercise with the same force and effect as if Tenant had joined in such exercise. Provided however, so long as Tenant or an Affiliate meeting the requirements above exercises the option and performs all obligations of Tenant with respect to this right,

                             Rider 2 - Page 7 of 9
then Tenant or such Affiliate may allow any other Affiliate to use the Equipment, provided further that such use is merely incidental to the use of the space in the applicable Building. Any purported transfer or assignment of this License except as expressly provided above shall be void and a material default under this Lease.

SECTION 7.  PENOBSCOT SPACE OPTION

     (a) If Landlord does not deliver the Penobscot Space within the time period provided in Section 3 of Rider 2 and if it thereafter becomes available in the year 2000, Tenant shall have a one time option to lease the Penobscot Space (which right applies only to lease of all such space) upon and subject to the terms and conditions of this Section (the "Penobscot Option"). Landlord shall give Tenant written notice ("Landlord's Notice") if such space becomes available or of the approximate date Landlord reasonably estimates it will become available, and of the Monthly Base Rent for the Penobscot Space (determined as provided below). This Penobscot Option is exercisable by written notice from Tenant to Landlord ("Election Notice") no later than ten (10) days after Landlord's Notice to Tenant ("Election Notice Period").

     (b) If Tenant timely exercises this Penobscot Option, the terms and conditions applicable to lease of the Penobscot Space shall be the same as set forth in this Lease (including, for example, those with respect to Rent Adjustments, Tenant's Share, Delivery Date, Commencement Date and other provisions of Rider 2), with the following exceptions and clarifications:

          (1) The Monthly Base Rent for the Penobscot Space shall be an amount equal to ninety-five percent (95%) of the monthly base rent which would be payable at prevailing market, including consumer price increases, that Landlord could obtain from a third party desiring to lease the Penobscot Space for a term equal to that for the Penobscot Space and commencing at the time of the Penobscot Space Commencement Date under market leasing conditions, and taking into account the following: the size, location and floor levels of the Penobscot Space; the type and quality of tenant improvements; age and location of the Project; quality of construction of the Project; services to be provided by Landlord or by tenant; the rent, all other monetary payments and escalations obtainable for new leases of space comparable to the Penobscot Space in the Project and in comparable buildings in the mid-Peninsula area, and other factors that would be relevant to such a third party in determining what such party would be willing to pay therefor, and further taking into account that all other terms and conditions remain as provided in this Lease, including for example, the Landlord's Maximum Contribution applicable to the Penobscot Space, the payment by Tenant of Rent Adjustments and other charges pursuant to the Lease and payment by Tenant directly to the utility or service provider for all utilities or services which Tenant is to obtain directly pursuant to other provisions of the Lease. The determination of the prevailing market rate for such monthly base rent shall be based upon the foregoing criteria and shall be made by Landlord, in the good faith exercise of Landlord's business judgment.

          (2) The Security Deposit shall be increased by an amount equal to the Monthly Base Rent for the final 6 months of the Penobscot Term.

          (3) Those provisions in the third sentence of Section 3.1(c) as to the consequences of non-delivery of the Penobscot Space within 120 days after Landlord's execution of this Lease shall no longer apply.

          (4) The Expiration Date, for the combined Premises of both the Penobscot Space and the Saginaw Space, shall be the date which is five (5) years after the Commencement Date for the Penobscot Space.

     (c) If Tenant either (i) fails or elects not to exercise this Penobscot Option by not giving its Election Notice within the Election Notice Period, or
(ii) if Tenant gives Tenant's Election Notice but does not execute an amendment to this Lease (providing for addition of the Penobscot Space to the Premises on the terms and conditions described herein) prepared by Landlord within five (5) business days after Landlord gives Tenant a draft thereof, or (iii) if Tenant does not pay at the time Tenant executes such amendment the required increase in the Security Deposit and first installment of Monthly Base Rent for the Penobscot Space, then in any such event the Penobscot Option shall be null and void, and at any time thereafter Landlord shall be free to lease and/or otherwise grant options or rights to such space on any terms and conditions whatsoever free and clear of this Penobscot Option.

     (d) This Penobscot Option is personal to Phone.com and may not be used by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity other than an Affiliate which is an assignee of the Lease which has satisfied the requirements of Subsections 10.01(e) and (f) of this Lease, and such Affiliate may exercise the right without Tenant joining in or consenting to such exercise, and notwithstanding any provision of the Lease to the contrary, Tenant shall remain liable for all obligations under the Lease, including those resulting from any such exercise with the same force and effect as if Tenant had joined in such exercise.

                             Rider 2 - Page 8 of 9

     (e) Without limiting the generality of any provision of the Lease, time shall be of the essence with respect to all of the provisions of this Section.

     IN WITNESS WHEREOF, the parties hereto have executed this Rider 2 as of the date first set forth in the Lease.

TENANT:                                  LANDLORD:
------                                   --------
Phone.com, Inc.,                         Metropolitian Life Insurance Company,
a Delaware corporation                   a New York corporation

By  /s/ ALAN BLACK                       By  /s/ [ILLEGIBLE]
   -----------------------------            -------------------------------

        Alan Black                               [ILLEGIBLE]
   -----------------------------            -------------------------------
        Print name                               Print name

Its     CFO                              Its     Vice President
    ----------------------------            -------------------------------
(Chairman of Board, President or
Vice President)

By  /s/ LINDA SPEER
   -----------------------------

        Linda Speer
   -----------------------------
        Print name

Its     Vice President of Finance
   -----------------------------
(Secretary, Assistant Secretary,
CFO or Assistant Treasurer)






                             Rider 2 - Page 9 of 9